As filed with the Securities and Exchange Commission on November 17, 1997

                                                    Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

            TELEBANC FINANCIAL CORPORATION                                     TELEBANC CAPITAL TRUST I
(Exact name of registrant as specified in its charter)          (Exact name of registrant as specified in its charter)
                       Delaware                                                        Delaware
               (State of incorporation)                                        (State of incorporation)
                         6712                                                            6719
 (Primary Standard Industrial Classification Code No.)           (Primary Standard Industrial Classification Code No.)
                      13-3759196                                                      applied for
         (I.R.S. Employer Identification No.)                            (I.R.S. Employer Identification No.)

                           1111 North Highland Street
                               Arlington, VA 22201
                                 (703) 247-3700
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)


       Aileen Lopez Pugh                                 Aileen Lopez Pugh
TeleBanc Financial Corporation                          TeleBanc Capital Trust I
  1111 North Highland Street                         1111 North Highland Street
    Arlington, VA  22201                                 Arlington, VA  22201
        (703) 247-3700                                    (703) 247-3700

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                   Copies to:
                              Stuart G. Stein, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                             Washington, D.C. 20004
                                 (202) 637-8575

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

                              --------------------

                                                          CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                                                   Proposed      Proposed maximum
                                                                                    maximum          aggregate
                                                                Amount to be    offering price    offering price        Amount of
Title of each class of securities to be registered               registered      per unit (1)           (1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Exchange Capital Securities of TeleBanc Capital Trust I         $10,000,000          100%           $10,000,000         $3,030.30
------------------------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Debentures of TeleBanc
Financial Corporation (2)
------------------------------------------------------------------------------------------------------------------------------------
TeleBanc Financial Corporation Exchange Guarantee with
respect to Exchange Capital Securities (2)
------------------------------------------------------------------------------------------------------------------------------------
Total (3)                                                     $10,000,000 (4)        100%         $10,000,000 (4)       $3,030.30
------------------------------------------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of computing the registration fee.
(2) No  separate   consideration  will  be  received  for  the  Exchange  Junior
    Subordinated  Debentures of TeleBanc Financial Corporation  distributed upon any liquidation of TeleBanc  Capital Trust I, and no separate  consideration will be received for the TeleBanc Financial Corporation Exchange Guarantee.
(3) This Registration Statement is deemed to cover rights of holders of Exchange
    Junior Subordinated Debentures under the Indenture, the rights of holders of
    Exchange  Capital  Securities  under an Amended and Restated  Declaration of
    Trust, and the rights of holders of such Exchange  Capital  Securities under the Exchange Guarantee and certain backup undertakings as described herein.
(4) Such amount represents the liquidation  amount of the Capital  Securities to
    be  exchanged   hereunder  and  the  principal  amount  of  Exchange  Junior
    Subordinated  Debentures  that may be distributed to holders of such Capital
    Securities upon any liquidation of TeleBanc Capital Trust I.

         The registrants  hereby amend this registration  statement on such date or dates as may be necessary to delay its  effective  date until the  registrant shall file a further amendment which specifically  states that this registration statement shall  thereafter  become effective in accordance with section 8(a) of the  Securities  Act of 1933 or until the  registration  statement  shall become effective on such date as the Commission  acting  pursuant to said section 8(a), may determine.
====================================================================================================================================

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION, DATED ______, 1997

PROSPECTUS

                            TELEBANC CAPITAL TRUST I
                              OFFER TO EXCHANGE ITS

                       11.00% EXCHANGE CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING

                       11.00% ORIGINAL CAPITAL SECURITIES

            (LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY) FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                         TELEBANC FINANCIAL CORPORATION

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME ON ________, 1997, UNLESS EXTENDED.

         TeleBank Capital Trust I, a trust formed under the laws of the state of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $10,000,000 aggregate Liquidation Amount of its 11.00% Exchange Capital Securities (the "Exchange Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 11.00% Capital Securities (the "Original Capital Securities"), of which $10,000,000 aggregate Liquidation Amount are issued and outstanding. Pursuant to the Exchange Offer, TeleBanc Financial Corporation, a Delaware corporation (the "Corporation" or "TeleBanc"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Original Capital Securities (the "Original Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) $10,000,000 aggregate principal amount of its 11.00% Junior Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Original Junior Subordinated Debentures") for a

                                                        (Continued on next page)

         This Prospectus and the Letter of Transmittal are first being mailed to all holders of Original Capital Securities on or about ______, 1997.

         SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
        AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                    The date of this Prospectus is ____, 1997

(Continued from the previous page)

like aggregate principal amount of its 11.00% Exchange Deferrable Interest Debentures due June 1, 2027 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Original Capital Securities, the Original Guarantee and the Original Junior Subordinated Debentures are collectively referred to herein as the "Original Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."

         The terms of the Exchange Securities are identical in all material respects to the respective terms of the Original Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Original Securities, (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon, and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. See "Description of Exchange Securities" and "Description of Original Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated June 5, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and Sandler O'Neill & Partners, L.P. (the "Initial Purchaser"). In the event that the Exchange Offer is consummated, any Original Capital Securities that remain outstanding after consummation of the Exchange Offer and the Exchange Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement (as defined herein).

         The Exchange Capital Securities and the Original Capital Securities (together, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee (the "Property Trustee") of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Exchange Junior Subordinated Debentures will mature on June 1, 2027 (the "Stated Maturity Date"). The Exchange Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

         As used herein, (i) the "Indenture" means the Indenture, dated as of June 9, 1997, as amended and supplemented from time to time, between the Corporation and Wilmington Trust Company, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee" means the Capital Securities Guarantee Agreement relating to the Original Capital Securities between the Corporation and Wilmington Trust Company, as Guarantee Trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Common Securities Guarantee Agreement relating to the Common Securities by the Corporation. In addition, as the context may require, (i) "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

         Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Exchange Junior Subordinated Debentures, accumulating from June 9, 1997, and payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1997, at the annual rate of 11.00% of the Liquidation Amount of $1,000 per Trust Security

("Distributions"). So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 11.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

         Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Exchange Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred, and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Exchange Junior Subordinated Debentures. During an Extension Period, interest on the Exchange Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 11.00% per annum, compounded semi-annually, and holders of Trust Securities will be required to include deferred interest income in their gross income for U.S. federal income tax purposes prior to the receipt of the cash attributable to such income. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         The Corporation has, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture guaranteed all of the Trust's obligations under the Trust Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." The Exchange Guarantee and the Common Guarantee will guarantee payments of Distributions and payments upon liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust has funds legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Exchange Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Exchange Guarantee, the Common Guarantee, and the Exchange Junior Subordinated Debentures will be unsecured and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange
Securities--Description        of       Exchange       Junior       Subordinated
Debentures--Subordination"). See "Risk Factors--Ranking of Subordinated Obligations under the Exchange Guarantee and the Exchange Junior Subordinated Debentures; Limitation on Source of Funds."

         The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Exchange Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to June 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation, upon the occurrence and continuation of a Special Event at a redemption price equal to the Special Event Prepayment Price (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the Corporation of all or part of the Exchange Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

         Subject to the Corporation having received any required regulatory approvals, the Exchange Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Redemption Date, in whole or in part, at a price (the "Optional Prepayment Price") equal to 105.500% of the principal amount thereof on the Initial Optional Redemption Date, declining ratably on each June 1, thereafter to 100% on or after June 1, 2017, plus accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment or (ii) at any time prior to the Initial Optional Redemption Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the Make-Whole Amount. The "Make-Whole Amount" shall be equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus, in the case of each of clauses (a) and (b), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

         The Corporation has the right at any time to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause a Like Amount of the Exchange Junior Subordinated
Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the receipt by the Corporation of any required regulatory approvals. Unless the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

         THE CAPITAL SECURITIES, INCLUDING THE EXCHANGE CAPITAL SECURITIES, MAY BE TRANSFERRED ONLY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER OF EXCHANGE CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH EXCHANGE CAPITAL SECURITIES FOR ANY PURPOSE,
INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH EXCHANGE CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH EXCHANGE CAPITAL SECURITIES.

                          ----------------------------

         The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such
Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to Wilmington Trust Company (the "Exchange Agent") at the address set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when
Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

         Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc.

         Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them. To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

         THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

         Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ________________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after June 9, 1997. See "The Exchange Offer--Distributions on the Exchange Capital Securities."

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                          ----------------------------

                              AVAILABLE INFORMATION

         The Corporation is subject to certain informational requirements pursuant to Section 13 of the Exchange Act and in accordance therewith, files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp
Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. If available, such information also may be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's home page on the Internet (http://www.sec.gov). The Corporation's common stock is traded over-the-counter.

         No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly-formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures, issuing the Trust Securities and engaging in incidental activities. See "TeleBanc Capital Trust I," "Description of Exchange Securities--Description of Exchange Capital Securities," "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures" and "Description of Exchange Securities--Description of Exchange Guarantee." In addition, the Corporation does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

         This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Capital Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                         TELEBANC FINANCIAL CORPORATION

         TeleBanc Financial Corporation is the holding company parent of TeleBank (sometimes referred to as "Bank"), a federally chartered, FDIC insured savings bank headquartered in Arlington, Virginia, and TeleBanc Capital Markets, Inc. ("TCM"), an investment adviser, fund manager and broker-dealer. The Corporation was organized by its majority owner, MET Holdings Corporation ("MET Holdings"), to become in March 1994 the direct holding company of the Bank, which had been acquired by MET Holdings in 1989. At September 30, 1997, the Corporation had total assets of $838.5 million, total deposits of $445.2 million and stockholders' equity of $45.3 million.

         The primary business of the Corporation is the business of the Bank. The Bank's operating strategy seeks to minimize operating expenses through efficient deposit gathering, borrowing and asset generation. The Bank offers FDIC insured products to retail customers on a nationwide basis through the Bank's branchless, direct marketing strategy. The Bank does not rely on a traditional branch network but instead services customers almost exclusively by telephone and mail, using cost savings to offer premium yields on deposit products. The Bank's marketing strategy is based on a consumer products model, and focuses on pursuing customers through brand building, target marketing, national affinity programs and customer service. While the Bank utilizes various target marketing techniques, including print and other media advertisements, the Bank does not solicit deposits by telephone from persons who have not previously contacted the Bank about its products. By utilizing a sophisticated client tracking software program, the Bank can maintain a detailed data base of incoming inquiries and process deposits with a small staff of well trained telebankers.

         The effectiveness of the Bank's marketing efforts and attention to customer service can be measured by the conversion of inquiries into deposit relationships and the percent of new accounts acquired through referrals by existing customers. For the nine months ended September 30, 1997, the Bank estimates that the conversion ratio of inquiries into deposit relationships was approximately 40% and approximately 10% of all new accounts were the result of referrals by existing customers of the Bank.

         The Bank does not directly originate loans. Rather, the Bank's asset acquisition strategy focuses on the purchase of pools of mortgages secured by one- to four-family residences and mortgage-related securities. Among the mortgage assets actively sought by the Bank are pools of whole loans which typically are purchased at a discount as a result of non-standard characteristics such as credit enhancements, mid-month payment dates and documentation deficiencies. In purchasing such loans, the Bank views a portion of the discount as being available to cover potential credit risks, thereby reducing the level of reserves the Bank believes is required to provide for loan losses. By purchasing rather than originating mortgage assets, the Bank is able to eliminate the general and administrative expenses associated with the typical loan origination function. The Bank also believes it is able to minimize credit quality risks by purchasing a seasoned and geographically diverse portfolio.

         Through TCM, the Corporation is involved in trading mortgage-backed securities principally with other broker-dealers and government sponsored enterprises, and in fund management. Other Corporation operations include recent joint venture investments through the Bank in AGT Mortgage Services, LLC ("AGT Mortgage") and AGT PRA, LLC ("AGT PRA"). AGT Mortgage is engaged in loan servicing and loan workouts for troubled or defaulted loans. AGT PRA owns a majority interest in Portfolio Recovery Associates, LLC, which acquires and collects delinquent consumer debt obligations for its own portfolio.

         The Corporation's executive offices and the Bank's home office are located at 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                            TELEBANC CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The Trust's business and affairs are conducted pursuant to the Trust Agreement by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees, who are officers or other employees of the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto, including the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust and payments under the Junior Subordinated Debentures are the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                                     THE EXCHANGE OFFER

The Exchange Offer................Up to $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities are being offered in exchange for a like aggregate
                                  Liquidation Amount of Original Capital Securities. Original Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Original Capital Securities. For a description of the procedures for tendering Original Capital
                                  Securities,       see      "The       Exchange
                                  Offer--Procedures for Tendering Original Capital Securities."

Expiration Date.................  5:00 p.m.,  New York City time,  on _________,
                                  1997 unless the Exchange Offer is extended by the Corporation and the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
Offer.............................The  Exchange  Offer  is  subject  to  certain
                                  conditions,   which   may  be  waived  by  the
                                  Corporation   and  the  Trust  in  their  sole
                                  discretion.   The   Exchange   Offer   is  not
                                  conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. See "The Exchange Offer--Conditions to the Exchange Offer."

Terms of the Exchange Offer.......The  Corporation  and the  Trust  reserve  the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                                  (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange
                                  Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal........................Rights Tenders of Original Capital  Securities
                                  may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures as set forth herein under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
Original Capital Securities.......Certain brokers,  dealers,  commercial  banks, trust companies and other nominees who hold Original Capital Securities through The Depository Trust Company ("DTC") must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"). Beneficial owners of Original Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Original Capital Securities pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that do not use ATOP must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile transmission or hand delivery, together with any other required documents, to the Exchange Agent, either with the certificates of the Original Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Original Capital Securities. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

                                  Letters of Transmittal and certificates representing Original Capital Securities should not be sent to the Corporation or Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
Capital Securities................The  Corporation  and the Trust are making the
                                  Exchange Offer in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
                                  (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                                  Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for

                                  Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Exchange Act in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution." The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital
                                  Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities that represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described herein under "The Exchange Offer--Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent....................The   Exchange   Agent  with  respect  to  the
                                  Exchange Offer is Wilmington Trust Company. The address, and telephone and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...................Neither  the  Corporation  nor the Trust  will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use of Proceeds."

Federal Income Tax
Considerations....................The  exchange of Original  Capital  Securities for Exchange Capital Securities will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income Tax Consequences--Exchange of Capital Securities."

ERISA Considerations..............Holders of Original Capital  Securities should review the information set forth under "ERISA Considerations" prior to tendering Original Capital Securities in the Exchange Offer.

                         THE EXCHANGE CAPITAL SECURITIES

Securities Offered................Up to $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities (Liquidation Amount $1,000 per Exchange Capital Security) will have been registered under the Securities Act. The Exchange Capital Securities will be issued and the Original Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act, will not be subject to certain restrictions on transfer applicable to the Original Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose and Effect of the Exchange Offer," "Description of Exchange Securities" and "Description of Original Securities."

Distribution Dates................June 1 and December 1 of each year, commencing
                                  December 1, 1997.

Extension Periods.................So long as no  Debenture  Event of Default has occurred and is continuing, Distributions on Exchange Capital Securities will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

Ranking...........................The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described
                                  under       "Description      of      Exchange
                                  Securities--Description of Exchange

                                  Capital Securities--Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all other junior  subordinated  debentures (if
                                  any) issued by the Corporation (the "Other Debentures"), which are issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts"), and will constitute unsecured obligations of the
                                  Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Original Guarantee and all other guarantees (if any) issued by the Corporation with respect to capital securities (if any) issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See
                                  "Description of Exchange Securities -- Description of Exchange Guarantee." In addition, because the Corporation is a holding company, the Exchange Junior Subordinated Debentures and the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including the Bank's deposit liabilities. See "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Subordination."

Redemption........................The Trust  Securities are subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Exchange Junior Subordinated Debentures, (ii) in whole but not in part, at any time prior to June 1, 2007 (the "Initial Optional Redemption Date"), contemporaneously with the optional prepayment of the Exchange Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after the Initial Optional Redemption Date, contemporaneously with the optional prepayment by the
                                  Corporation of all or part of the Exchange Junior Subordinated Debentures, in each case at the applicable Redemption Price. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption" and "--Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

Transfer Restrictions.............The  Exchange   Capital   Securities  will  be
                                  issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities). See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Restrictions on Transfer." Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

ERISA Considerations..............Prospective purchasers must carefully consider the restrictions on purchase set forth under "ERISA Considerations."

Absence of Market for the
Exchange Capital Securities.......The Exchange Capital  Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the Exchange Capital Securities, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Corporation do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the Nasdaq Stock Market, Inc. See "Plan of Distribution."

Risk Factors......................For  a   discussion   of  the   considerations
                                  relevant to an investment in the Capital Securities or the exchange of Original Capital Securities for Exchange Capital Securities, see "Risk Factors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected financial data set forth below for the five-year ended period ended December 31, 1996 have been derived from the consolidated financial statements of the Corporation, and should be read in conjunction with the Corporation's financial statements, including the related notes thereto and discussion thereof, included in the Corporation`s 1996 Annual Report on Form 10-K, as amended, for the year ended December 31, 1996 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997. See "Appendix." The selected financial data set forth below for the nine month periods ended September 30, 1997 and 1996 have been derived from the unaudited consolidated financial statements of the Corporation and include all adjustments, consisting only of normal recurring accruals, which management considers necessary for a fair presentation of such financial information for those periods. The results for these nine-month periods are not necessarily indicative of the results which may be expected for any other interim or annual period. See "Available Information." Financial and other data as of and for all periods prior to March 1994 represent the consolidated data of the Bank only.


SELECTED CONSOLIDATED FINANCIAL DATA--THE CORPORATION

                                                      AT SEPT. 30,           AT DECEMBER 31,
                                                          1997         1996       1995       1994      1993       1992
                                                          ----         ----       ----       ----      ----       ----
                                                                            (IN THOUSANDS)
FINANCIAL CONDITION DATA:
Total assets                                             $838,533  $ 647,965  $ 553,943  $ 427,292 $ 220,301  $229,374
Loans receivable, net.............................        495,311    351,821    248,492    154,742   100,859    93,605
Allowance for loan losses.........................          3,181      2,957      2,311        925       835       659
Investment securities (1).........................         65,750     78,826     40,058     12,444    18,110    13,570
Mortgage-backed securities (1)....................        240,091    184,743    234,385    236,464    80,782    87,164
Deposits                                                  445,241    390,486    306,500    212,411   113,132   130,100
FHLB advances.....................................        170,000    144,800    105,500     96,000    61,000    53,750
Securities sold under agreements to repurchase....        122,408     57,581     93,905     79,613    29,642    29,642
Subordinated debt, net of original issue discount.         29,556     16,586     16,496     16,390        --        --
Stockholders' equity..............................         45,260     24,658     21,565     17,028    12,378    10,715


                                                  AT OR FOR THE
                                                   NINE MONTHS
                                                      ENDED
                                                   SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------
                                                  1997       1996      1996       1995      1994       1993      1992
                                               --------   --------  --------   --------  --------   --------  ------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Interest income..............................  $ 42,933   $ 34,367  $ 45,800   $ 40,511  $ 22,208    $16,667  $ 19,425
Interest expense.............................    33,291     25,840    34,815     31,946    17,513     11,828    13,896
                                               --------   --------  --------   --------  --------   --------  --------
Net interest income..........................     9,642      8,527    10,985      8,565     4,695      4,839     5,529
Provision for loan losses....................       671        744       919      1,722       492        211       972
                                               --------   --------  --------   --------  --------   --------  --------
Net interest income after provision for loan
  losses.....................................     8,971      7,783    10,066      6,843     4,203      4,628     4,557
Non-interest income..........................     2,935      1,436     2,756      3,777       175      1,157     1,014
Non-interest expense.........................     6,896      7,344     9,075(2)   6,240     3,656      3,736     3,627
                                               --------   --------  --------   --------  ---------  --------  --------
Income before income taxes, minority interest
and cumulative change........................     5,010      1,875     3,747      4,380       722      2,049     1,944
Income taxes.................................     1,682        528     1,195      1,660       182        842       857
Minority interest in subsidiary..............      (353)        --        --         --        --         --        --
                                               --------   --------  --------   --------  --------   --------  --------
Income before cumulative change..............     2,975      1,347     2,552      2,720       540      1,207     1,087
Cumulative change............................        --         --        --         --        --        170       --
                                               --------   --------  --------   --------  --------   --------  --------
Net income...................................     2,975      1,347     2,552      2,720       540      1,377     1,087
Preferred stock dividends....................       384         --        --         --        --         --        --
                                               --------   --------  --------   --------  --------   --------  --------
Net income after preferred stock dividends...  $  2,591   $  1,347  $  2,552   $  2,720  $    540   $  1,377  $  1,087
                                               ========   ========  ========   ========  ========   ========  ========
Net income per common share:
   Primary...................................  $   0.94   $   0.63  $   1.12   $   1.33  $   0.31   $   1.06  $   0.84
   Fully Diluted.............................      0.93       0.63      1.09       1.33      0.31       1.06      0.84

---------

(1) Includes securities available for sale, held to maturity, and held for sale.

(2) Includes a one time pre-tax charge of $1.7 million ($1.1 million after tax) in connection with the recapitalization of the Savings Association Insurance Fund ("SAIF").

                                                   AT OR FOR THE
                                                    NINE MONTHS
                                                       ENDED
                                                    SEPTEMBER 30,         AT OR FOR THE YEAR ENDED DECEMBER 31,
                                                   1997       1996      1996       1995      1994       1993      1992
FINANCIAL RATIOS:
Return on average assets.....................      0.43%     0.53%(1)   0.61%(1)   0.53%     0.17%      0.61%     0.45%
Return on average stockholders' equity.......      8.89      14.65(1)  16.50 (1)  14.10      3.17      11.79     10.51
Interest rate spread.........................      1.53       1.92      1.84       1.72      1.51       2.21      2.32
Net interest margin..........................      1.61       2.01      1.94       1.88      1.62       2.37      2.42
General and administrative expenses to
   total assets..............................      0.99       1.08(1)   1.03(1)    1.00      0.82       1.36      1.04
Stockholders' equity to total assets.........      5.40       3.84      3.81       3.89      3.99       5.62      4.67
ASSET QUALITY DATA:
Non-performing loans.........................   $11,071(2) $ 8,949(2)$10,250(2) $ 5,153   $ 2,066    $ 2,554   $ 4,060
Allowance for loan losses to non-performing       28.73%     29.31%    28.85%     44.85%    44.77%     32.69%    16.23%
loans
Non-performing assets........................   $11,578(2) $10,074(2)$11,550(2)$  6,156  $  2,951   $  3,995  $  5,588
Non-performing assets to total assets........      1.38%      1.62%     1.78%      1.11%     0.70%      1.70%     2.40%
TELEBANK CAPITAL RATIOS:
Tangible capital.............................      6.15%      5.07%     5.07%      5.36%     6.35%      5.38%     4.32%
Core capital.................................      6.15       5.07      5.08       5.31      6.27       5.39      4.42
Tier 1 risk-based............................     12.62       9.82      9.69      11.08     15.48      14.09     11.57
Total risk-based.............................     13.37      10.50     10.40      11.74     15.96      14.75     11.99
OTHER DATA:
Deposit accounts.............................    19,402     16,728    16,506     12,919     8,564      2,932     3,568
Full-time equivalent employees...............        60         35        39         30        29         18        17
Assets per employee..........................  $ 13,976   $ 17,758   $16,614   $ 18,465  $ 14,734   $ 12,239  $ 13,493
Tangible book value per share................     14.27      11.33     11.85      10.32      8.08       9.09      7.61

---------

(1) Excludes the one time pre-tax charge of $1.7 million ($1.1 million after tax) to recapitalize the SAIF. Giving effect to the charge, return on average assets, return on average stockholders' equity, and general and administrative expenses to total assets for the year ended 1996 was 0.42%, 11.46%, and 1.29%, respectively, and for the nine months ended September 30, 1996 was 0.29%, 8.06%, and 1.44%, respectively.

(2) Year-end 1996 non-performing assets increased by $5.5 million or 93.3% over non-performing assets at year end 1995. Approximately 51% of this increase is attributed to the acquisition of one- to four-family mortgage loans that were either non-performing or in bankruptcy at the time of purchase. As of December 31, 1996 and September 30, 1997, assets that were either non-performing or in bankruptcy at the time of purchase accounted for $2.8 million or 24.7% and $3.0 million or 26.0%, respectively, of total non-performing assets.


                                  RISK FACTORS

         Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "believes," "expects," "may," "will," "should," "projected," "contemplates" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. See, e.g., "Summary--TeleBanc Financial Corporation" and "TeleBanc Financial Corporation" Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described in this Prospectus. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors, such as the general state of the economy, could also cause actual results to vary materially from the future results covered in such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected, or by other comparable terminology. The Corporation does not intend to update these forward-looking statements.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES; LIMITATIONS ON SOURCE OF FUNDS

         The obligations of the Corporation under the Exchange Guarantee issued by the Corporation for the benefit of the holders of Exchange Capital Securities, as well as under the Exchange Junior Subordinated Debentures, are unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Exchange Guarantee and the Indenture, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Exchange Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Exchange Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default, or (ii) in the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, until payment has been made on all Senior Indebtedness. At September 30, 1997, the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties, upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

        As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the Office of Thrift Supervision (the "OTS") with no less than 30 days notice of any proposed dividend. At September 30, 1997, the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

        Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors, in the case of the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At September 30, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of $737.9 million. Accordingly, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Bank's deposit liabilities, which aggregated $457.2 million at September 30,
1997) and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

       None of the Indenture, the Exchange Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--General," "--Subordination" and "Description of Exchange Securities--Description of Exchange Guarantee--Status of the Exchange Guarantee."

         The ability of the Trust to pay amounts due on the Exchange Capital Securities is solely dependent upon the Corporation making payments on the Exchange Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer payments of interest on the Exchange Junior Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that an Extension Period must end on an Interest Payment Date and may not extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities will be deferred from the relevant payment date for such Distributions during any such Extension Period (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 11.00% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures). During an Extension Period, the Corporation generally will be prohibited from (i) declaring or paying dividends on the Corporation's capital stock, (ii) making any payments of principal, premium, if any, or interest on, or repaying, repurchasing or redeeming any debt securities ranking pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) making any guarantee payments with respect to debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions."

         Before the end of an Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Exchange Junior Subordinated Debentures (together with interest thereon at the annual rate of 11.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

         The Corporation has no plan to exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for U.S. federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each holder of Capital Securities will recognize income for U.S. federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

         If the Corporation exercises its right to defer payments of interest on the Exchange Junior Subordinated Debentures, the market price of the Exchange Capital Securities is likely to be affected. A holder that disposes of its Exchange Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Exchange Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Exchange Junior Subordinated Debentures may cause the market price of the Exchange Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

         If a Special Event, including a Tax Event or a Regulatory Capital Event (in each case as defined under "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment"), occurs before June 1, 2007, the Corporation will have the right to prepay the Exchange Junior Subordinated Debentures in whole, but not in part, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received any required regulatory approvals. See "Description of Exchange Securities--Description of Exchange Capital Securities--Redemption."

PROPOSED LEGISLATIVE ELIMINATION OF THE THRIFT CHARTER

         Legislation which would generally require federally chartered savings banks, such as TeleBank, to convert to a national or state bank charter has been proposed in Congress. In addition, such legislation would require that all savings and loan holdings companies, such as the Corporation, convert to bank holding companies. It is uncertain if and to what extent existing powers of savings banks, such as TeleBank, and savings and loan holding companies, such as the Corporation, would be "grandfathered." No assurance can be given whether such legislation will be passed, and, if passed, the form in which it would be passed and the effect such legislation might have on the Corporation and/or TeleBank. In addition, if, as a result of enactment of such legislation, TeleBank is required to convert to a national or state bank charter and the Corporation is subjected to a regulatory framework similar to that for bank holding companies, it is possible that the Corporation could become subject to the holding company level capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or similar guidelines (collectively, the "Holding Company Capital Rules"). If bank regulatory counsel experienced in such matters delivers to the Corporation and the Trust its opinion that the Corporation is subject to the Holding Company Capital Rules and that the Corporation is not entitled to treat the Capital Securities as Tier 1 capital (or its then equivalent) under the Holding Company Capital Rules, then the Corporation would be permitted to cause a redemption of the Capital Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Capital Securities -- Redemption" and "Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

LIQUIDATION DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right to terminate the Trust and, after satisfaction of liabilities of creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current U.S. federal income tax law, a distribution of Exchange Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Exchange Capital Securities. Upon the occurrence of a Special
Event, however, a dissolution of the Trust in which holders of the Exchange Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations--Receipt of Exchange Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

         There can be no assurance as to the market prices for Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for Exchange Capital Securities if a termination of the Trust were to occur. Accordingly, the Exchange Capital Securities or the Exchange Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Exchange Capital Securities offered hereby. Because holders of Exchange Capital Securities may receive Exchange Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Exchange Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See
"Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE EXCHANGE GUARANTEE

         The Exchange Guarantee guarantees to the holders of the Exchange Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time and
(iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities at such time, after the satisfaction of liabilities to creditors of the Trust as provided by applicable law.

         The holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Exchange Junior Subordinated Debentures, the Trust would not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or otherwise, and, in such event, holders of the Exchange Capital Securities would not be able to rely upon the Exchange Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures when such payment is due and payable, then a holder of Exchange Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest (including Additional Sums and Compounded Interest, if any) or Liquidated Damages, if any, on such Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Exchange Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Additional Sums and Compounded Interest, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the rights of the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the

Corporation to such holder in any Direct Action. Except as described herein, holders of Exchange Capital Securities will not be able to exercise directly any other remedy available to the holders of the Exchange Junior Subordinated Debentures or to assert directly any other rights in respect of the Exchange Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Debenture Events of Default" and "Description of Exchange Securities--Description of Exchange Guarantee." The Trust Agreement provides that each holder of Exchange Capital Securities by acceptance thereof agrees to the provisions of the Indenture and the Exchange Guarantee. Wilmington Trust Company will act as
Guarantee Trustee under the Exchange Guarantee and will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities. Wilmington Trust Company also acts as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture.

LIMITED VOTING RIGHTS

         Holders of Exchange Capital Securities generally will have voting rights relating only to the modification of the Exchange Capital Securities and the exercise of the Trust's rights as holder of Exchange Junior Subordinated Debentures. Holders of Exchange Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Exchange Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust. Holders of Exchange Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE EXCHANGE CAPITAL SECURITIES

         The Exchange Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Exchange Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Exchange Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Exchange Capital Securities between record dates for payments of Distributions thereon will be required to include accrued but unpaid interest on the Exchange Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to its adjusted tax basis in its share of the underlying Exchange Junior Subordinated Debentures deemed disposed of. If the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and " --Sales of Exchange Capital Securities."

CONSEQUENCES OF A FAILURE TO EXCHANGE ORIGINAL CAPITAL SECURITIES

         The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities that remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities that remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities that remain outstanding after consummation of the

Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

         The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement."

         The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been declared effective by December 6, 1997, the Distribution rate borne by the Original Capital Securities, commencing on December 1, 1997, will increase by 0.25% until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Original Securities."

ABSENCE OF PUBLIC MARKET AND RESTRICTIONS ON RESALE

         The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the Exchange Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Capital Securities, or as to the liquidity of or the trading market for the Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

         If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount.

         Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

         Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

         Subject to conditions set forth under "The Exchange Offer--Conditions to the Exchange Offer," issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of (i) a book-entry confirmation evidencing the tender of such Original Capital Securities through ATOP or (ii) certificates representing such Original Capital Securities, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents. See "The Exchange Offer--Acceptance for Exchange and Issuance of Exchange Capital Securities" and "--Procedures for Tendering
Original Capital Securities." Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

LEGISLATIVE AND GENERAL REGULATORY DEVELOPMENTS

         The Corporation is subject to federal regulatory oversight as a savings and loan holding company by the OTS. The Bank is subject to extensive regulation by the OTS as its primary federal regulator and also to regulation as to certain matters by the FDIC. The OTS and the FDIC have adopted numerous regulations and undertaken other regulatory initiatives, and further regulations and initiatives may be adopted. Future legislation or regulatory developments could have an adverse effect on the Bank.

         As discussed above under "Proposed Legislative Elimination of the Thrift Charter," if legislation with respect to the development of a common charter is enacted, the Bank may be required to convert its federal savings bank charter to either a new federal type of bank charter or to a state depository institution charter. Future legislation also may result in the Corporation becoming regulated at the holding company level by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") rather than by the OTS. Regulation by the Federal Reserve Board could subject the Corporation to capital requirements that are not currently applicable to the Corporation as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which the Corporation may engaged at the holding company level, which business activities currently are not restricted. The Corporation is unable to predict whether such legislation will be enacted.

SOURCES OF FUNDS FOR CASH DIVIDENDS

         The Corporation has traditionally invested substantially all of its liquid assets in the Bank. The Corporation's liquidity and ability to pay dividends to its shareholders is primarily derived from and dependent on the ability of the Bank to pay dividends to the Corporation. Under current OTS regulations, because the Bank meets the OTS capital requirements it may pay out the higher of 100% of net income to date over the calendar year and 50% of surplus capital existing at the beginning of the calendar year, or 75% of its net income over the most recent four-quarter period, without regulatory supervisory approval. In general, the Bank pays dividends to the Corporation only to the extent that funds are needed to cover operating expenses and dividends paid to shareholders. At September 30, 1997, the Bank had approximately $20.6 million in excess capital over the OTS risk-based requirement, one half of which would be available for declaration of dividends to the Corporation. The OTS regulations permit the OTS to prohibit capital distributions under certain circumstances.

                         TELEBANC FINANCIAL CORPORATION

        TeleBanc Financial Corporation is the holding company parent of TeleBank, a federally chartered, FDIC insured savings bank headquartered in Arlington, Virginia, and TCM, an investment adviser, fund manager and broker-dealer. The Corporation was organized by its majority owner, MET Holdings, to become in March 1994 the direct holding company of the Bank, which had been acquired by MET Holdings in 1989. At September 30, 1997, the Corporation had total assets of $838.5 million, total deposits of $445.2 million and stockholders' equity of $45.3 million.

        The primary business of the Corporation is the business of the Bank. Through TCM, the Corporation also is involved in trading mortgage-backed securities principally with other broker-dealers and government sponsored enterprises, and fund management. Other Corporation operations included recent joint venture investments through the Bank in AGT Mortgage and AGT PRA. AGT Mortgage is engaged in loan servicing and loan workouts for troubled or defaulted loans. AGT PRA owns a majority interest in Portfolio Recovery Associates, LLC, which acquires and collects delinquent consumer debt obligations for its own portfolio.

         For more information regarding the Corporation's business, property, legal proceedings, and management's discussion and analysis of financial condition and results of operations, see the Corporation's Annual Report on Form 10-K, as amended, for the year ended December 31, 1996, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, both of which are set forth in "Appendix."

         The Corporation's executive offices and the Bank's home office are located at 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                            TELEBANC CAPITAL TRUST I

         The Trust is a statutory business trust formed under Delaware law upon the filing of a certificate of trust with the Delaware Secretary of State. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto, such as registering the transfer of the Trust Securities and the Exchange Offer. Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities rank pari passu, and payments are and will be made thereon pro rata, with the Exchange Capital Securities, except that if there is an Event of Default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Exchange Capital Securities. See "Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of approximately 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by the Issuer Trustees, each appointed by the Corporation as holder of the Common Securities. The Issuer Trustees for the Trust are Wilmington Trust Company, as the Property Trustee, Wilmington Trust Company, as the Delaware Trustee and three individual Administrative Trustees who are officers or other employees of the Corporation. Wilmington Trust Company also acts as guarantee trustee under the Guarantee and as debenture trustee under the Indenture. See "Description of Exchange Securities--Description of Exchange Guarantee" and "--Description of Exchange Junior Subordinated Debentures."

         The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of not less than a majority in Liquidation Amount of the Capital Securities, are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Exchange Junior Subordinated Debentures, has and will continue pay all fees, expenses, debts and obligations (other than the payment of principal, interest and premium, if any, on the Trust Securities) related to the Trust and the offering of the Exchange Capital Securities and has and will continue pay, directly or indirectly, all ongoing costs, expenses and liabilities (other than the payment of principal, interest and premium, if any, on the Trust Securities) of the Trust.

         The principal executive office of the Trust is c/o TeleBanc Financial Corporation, 1111 North Highland Street, Arlington, Virginia 22201, telephone
(703) 247-3700.

                                 USE OF PROCEEDS

         Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities and the Exchange Guarantee offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Original Capital Securities as described in this Prospectus, the Trust will receive Original Capital Securities in like Liquidation Amount. The Original Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and canceled.

         The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Original Capital Securities was $10,000,000. All of the proceeds from the sale of the Original Capital Securities were invested by the Trust in the Original Junior Subordinated Debentures. The Corporation's net proceeds of approximately $9.6 million from the sale of the Original Junior Subordinated Debentures were added to the general funds of the Corporation and were and may be used for general corporate purposes, including, without limitation, contributions to the Bank to fund its operations, the creation and expansion of financial service and product offerings, such as insurance, financing the acquisition of other banking and financial service companies, and the redemption of a portion of the Corporation's outstanding debt. Initially, the net proceeds were used to make investments in short-term securities. From time to time, the Corporation investigates and holds discussions and negotiations in connection with possible transactions with other financial institutions and holding companies thereof. As of the date of this Prospectus, the Corporation has not entered into any agreements or definitive understandings with respect to any such acquisitions or any other material transactions of the type referred to above.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

         The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                            NINE
                                                           MONTHS
                                                            ENDED
                                                          SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------------
                                                           1997      1996     1996    1995     1994      1993     1992
                                                          ------    ------   ------  ------   ------    ------   ------
Ratio of Earnings to
  Combined Fixed Charges:
     Excluding interest on deposits...................    1.32x     1.18x    1.28x   1.29x    1.09x     1.50x    1.33x
     Including interest on deposits...................    1.14x     1.07x    1.11x   1.14x    1.04x     1.17x    1.14x

         For purposes of computing the ratios of earnings to combined fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust is treated as a subsidiary of the Corporation and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Corporation. The Exchange Capital Securities are shown in the consolidated balance sheets of the Corporation, as "Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation," and appropriate disclosures about the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are included in the notes to the consolidated financial statements of the Corporation. For financial reporting purposes, the Corporation records Distributions payable on the Exchange Capital Securities as a minority interest expense in its consolidated statements of income.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Corporation as of September 30, 1997. Consummation of the Exchange Offer will have no effect on such capitalization. This data should be read in conjunction with the consolidated financial statements of the Corporation, including the related notes thereto and discussion thereof.

                                                                                    AS OF SEPTEMBER 30, 1997
                                                                                    ------------------------
                                                                                          (IN THOUSANDS)
Long-term debt:
     9.5% Senior Subordinated Debt.....................................                       $12,902
     11.5% Subordinated Debt...........................................                        16,654
                                                                                              -------
         Total long-term debt..........................................                        29,556
                                                                                              -------
Corporation-Obligated  Mandatory  Redeemable Capital Securities of
     Subsidiary Trust Holding Solely Junior  Subordinated  Debentures
     of the Corporation (1)............................................                         9,602
Stockholders' equity:
     4%  Cumulative   Preferred  Stock,  $0.01  par  value,   500,000  shares
     authorized--
         Series A, 18,850 issued and outstanding.......................                            --
         Series B, 4,050 issued and outstanding........................                            --
         Series C, 7,000 issued and outstanding........................                            --
     Common Stock, $0.01 par value; 3,500,000 shares authorized (2)
         2,211,961 shares issued and outstanding.......................                            22
     Additional paid-in capital........................................                        31,392
     Retained earnings.................................................                        10,496
     Net unrealized gain on available for sale securities..............                         3,350
                                                                                              -------
         Total stockholders' equity....................................                        45,260
                                                                                              -------
              Total capitalization.....................................                       $84,418
                                                                                              =======

---------

(1) As described herein, the sole assets of the Trust, which is a subsidiary of the Corporation, will be $10,310,000 aggregate principal amount of the 11.00% Junior Subordinated Debentures, which will mature on June 1, 2027. The Corporation will own all of the Common Securities issued by the Trust.

(2) In May 1997, the Corporation amended its articles of incorporation to increase the number of authorized shares of Common Stock to 8,500,000.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

         In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and use commercially reasonable efforts to cause to become effective with the Commission a registration statement relating to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to certain restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original
Capital  Securities  provide,  among  other  things,  that,  if  a  registration statement relating to the Exchange Offer has not been declared effective by December 6, 1997, then the Distribution rate borne by the Original Capital Securities will increase by .25% per annum until such registration statement is filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 40th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by .25% per annum for the period from the occurrence of such event until the Exchange Offer has been consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the
Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

         Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by DTC who desires to deliver such Original Capital Security by book-entry transfer at DTC.

         Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and the Exchange Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

         The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $10,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described herein. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $10,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Original Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

         The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered. As of the date of this Prospectus, $10,000,000 aggregate Liquidation Amount of the Original Capital Securities is outstanding.

         Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities that are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

         If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

         Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described herein, in connection with the Exchange Offer. See "--Fees and Expenses."

         NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF ORIGINAL CAPITAL SECURITIES MUST DECIDE WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE, EXTENSIONS, AMENDMENTS

         The term "Expiration Date" means 5:00 p.m., New York City time, on _______________, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

         The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

         Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable laws, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

         Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Original Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

         In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of
(i) the book-entry confirmation described below under "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer" or (ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

         Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent (any such oral notice to be promptly confirmed in writing) of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendered holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

         Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by doing so, acknowledge that they are bound by the terms of the Letter of Transmittal.

PROCEDURES FOR TENDERING ORIGINAL CAPITAL SECURITIES

Valid Tender

          Except as set forth herein, in order for Original Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Original Capital Securities must be received by the Exchange Agent, or
(ii) such Original Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth herein and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth herein must be complied with.

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal or so indicate in an Agent's Message in lieu of the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

         THE METHOD OF DELIVERY OF THE BOOK-ENTRY CONFIRMATIONS OR CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Book-Entry Transfer

         For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two Business Days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system must make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgment from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

         A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

Certificates

         If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other required documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedure set forth herein must be complied with).

         If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

Signature Guarantees

         Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (i) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (ii) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (i) or (ii) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association that is a participant in a Securities Transfer Association (an
"Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

Delivery

         The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

         Notwithstanding  any other provision  hereof,  the delivery of Exchange
Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry confirmation with respect to such Original Capital Securities or (ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

         DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery

         If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

         (i) such tenders are made by or through an Eligible Institution;

         (ii) a properly completed and duly executed notice to the Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery"), substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided herein, on or prior to Expiration Date; and

         (iii) a book-entry confirmation or the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

         The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

         The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

Determination of Validity

         All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

         The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

         If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

RESALES OF EXCHANGE CAPITAL SECURITIES

         The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the Staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the Staff of the Commission set forth in the above-mentioned interpretive letters, (ii) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described herein, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

         Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the
Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Original Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at its address set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

         In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of (i) any fact that makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or (ii) any fact that causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or (iii) of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior
Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

         Except as otherwise provided herein, tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

         In order for a withdrawal to be effective a written, telegraphic or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the such certificates if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular certificates to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities--Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

         All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. None of the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

Any Original Capital Securities that have been tendered but are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE EXCHANGE CAPITAL SECURITIES

         Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after June 9, 1997. Accordingly, holders of Exchange Capital Securities (as of the record date) for the payment of Distributions on December 1, 1997 will be entitled to receive Distributions accumulated from and after June 9, 1997.

CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described herein, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

         (i) there shall occur a change in the current interpretation by the Staff of the Commission that permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder that is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

         (ii) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

         (iii) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

         (iv) the Corporation determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation and (ii) that such condition exists on the 240th day following the Closing Date.

         If the Corporation or the Trust determine in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

         Wilmington Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

           BY HAND, OVERNIGHT DELIVERY, REGISTERED OR CERTIFIED MAIL:

                            Wilmington Trust Company
                               Rodney Square North
                            1100 North Market Street
                         Wilmington, Delaware 19890-0001

                      Attention: Corporate Trust Department

                      Confirm by Telephone: (302) 651-1000

                     Facsimile Transmissions: (302) 651-8882
                          (ELIGIBLE INSTITUTIONS ONLY)

         Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

         The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

         Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

         Neither the Corporation nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

         The Registration Rights Agreement is governed by, and construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a form of which is available upon request to the Corporation. See "Incorporation of Certain Documents by Reference." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff of the Commission is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF EXCHANGE SECURITIES

                   DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

         Pursuant to the terms of the Trust Agreement, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

         The Exchange Capital Securities will be limited to $10,000,000 aggregate Liquidation Amount at any one time outstanding. The Exchange Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Exchange Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds legally available for such payments. See "--Description of Exchange Guarantee."

DISTRIBUTIONS

         Distributions on the Exchange Capital Securities will be cumulative, will accumulate from June 9, 1997, the date of original issuances and will be payable semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 1997, at the annual rate of 11.00% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record dates will be the 15th day of the month preceding the month in which the relevant Distribution Date falls. The first Distribution Date for the Exchange Capital Securities will be December 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day, payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, Wilmington, Delaware, or Arlington, Virginia are authorized or required by law or executive order to remain closed.

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to elect to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the Trust Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 11.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as previously defined, includes any such additional Distributions.

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, to end on a date other than an Interest Payment Date or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Exchange Capital Securities would have been payable except for the election to begin such Extension Period and (ii) the date the Trust is required to give notice to any automated quotation system or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit or compensation plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         The Corporation has no current intention to exercise its option to defer payments of interest on the Exchange Junior Subordinated Debentures.

         The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "--Description of Exchange Junior Subordinated Debentures--General." After the Exchange Offer, if the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

REDEMPTION

         Upon the repayment on the Stated Maturity Date or prepayment in whole or in part prior to the Stated Maturity Date of the Exchange Junior Subordinated Debentures (other than following the distribution of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior

Subordinated Debentures before the Initial Optional Redemption Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Exchange Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures on or after the Initial Optional Redemption Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Exchange Junior Subordinated Debentures). See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Exchange Junior Subordinated Debentures are to be prepaid on a Redemption Date, then the proceeds of such prepayment shall be allocated pro rata to the Trust Securities.

         "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior
Subordinated  Debentures  upon the  liquidation  of the Trust,  Exchange  Junior
Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

         The  Corporation  will have the  option to prepay the  Exchange  Junior
Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Redemption Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to the Initial Optional Redemption Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to the receipt of any required regulatory approval. See "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Corporation will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, to cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Administrative Trustees having received an opinion of counsel to the effect that such distribution will not cause the holders of Exchange Capital Securities to recognize gain or loss for federal income tax purposes and (ii) the Corporation having received any required regulatory approval.

         The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "--Redemption;" (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

         If a termination occurs as described in clause (i), (ii), (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a priority over the Common Securities. See "--Subordination of

Common Securities." If an early termination occurs, the Exchange Junior Subordinated Debentures will be subject to optional prepayment, in whole or in part, on or after the Initial Optional Redemption Date, unless such termination relates to the circumstances described in clause (v) above, in which case the Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after the Initial Optional Redemption Date.

         After the liquidation date is fixed for any distribution of Exchange Junior Subordinated Debentures to holders of the Trust Securities, (i) the Exchange Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the record holder of the Exchange Capital Securities, will receive a registered global certificate or certificates representing the Exchange Junior Subordinated Debentures to be delivered upon such distribution with respect to Exchange Capital Securities held by DTC or its nominee and (iii) any certificates representing Exchange Capital Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Exchange Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Exchange Capital Securities until such certificates are presented to the Corporation or its agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Exchange Junior Subordinated Debentures.

         There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

REDEMPTION PROCEDURES

         If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See "--Subordination of Common Securities."

         If the Trust gives a notice of redemption for the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Exchange Capital Securities held in global form by DTC or its nominees, the Property Trustee will deposit or cause the Paying Agent to deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the Paying Agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities called for redemption will cease, except the right of the holders of such Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the

Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," (i) Distributions on Exchange Capital Securities will continue to accumulate at the then-applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

         Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

         Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Exchange Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

         Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Exchange Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Exchange Capital Securities then due and payable.

         In the case of any Event of Default under the Trust Agreement, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

         The occurrence of a Debenture Event of Default (see  "--Description  of
Exchange   Junior   Subordinated   Debentures--Debenture   Events  of  Default")
constitutes an "Event of Default" under the Trust Agreement.

         Within 10 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Exchange Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

         If a Debenture Event of Default has occurred and is continuing, the Exchange Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

         Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Exchange Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

         Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at any time be located, the Property Trustee shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

         Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

         The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described herein or as otherwise described under "--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Exchange Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Exchange Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization  on which the Trust  Securities are then listed or quoted,  if any,
(iv) if the Exchange Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Exchange Capital Securities (including any Successor Securities) or, if the Exchange Junior Subordinated Debentures are so rated, the Exchange Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect,

(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Exchange Guarantee and the Common Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

         Except as provided herein and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

         The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provision in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in each such case such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation
(i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for U.S. federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities that remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

         So long as any Exchange Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture

Trustee with respect to the Exchange Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Exchange Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Exchange Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Exchange Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Exchange Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Exchange Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Exchange Capital Securities of any notice of default it receives with respect to the Exchange Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Exchange Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will continue to be classified as a grantor trust, and not as an association taxable as a corporation, for U.S. federal income tax purposes on account of such action.

         Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

         No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

         Notwithstanding that holders of the Exchange Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Exchange Capital Securities that are owned by the Corporation or any affiliate of the Corporation shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

         The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described herein.

         In the event that Exchange Capital Securities are issued in certificated form, the Exchange Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and may be transferred or exchanged on in such blocks in the manner described herein.

         Except as set forth herein, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee and only in amounts that would not cause a holder to own less than 100 Exchange Capital Securities. Beneficial interests in the Global Capital Securities may not be exchanged for Exchange Capital Securities in certificated form except in the limited circumstances described herein. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

DEPOSITORY PROCEDURES

         DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company organized under the laws of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

         DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchaser with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

         Investors in the Global Capital Securities may hold their interests therein directly through DTC if they are Participants, or indirectly through organizations that are Participants. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Exchange Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

         EXCEPT AS DESCRIBED HEREIN, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE EXCHANGE CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF EXCHANGE CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

         Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Exchange Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Exchange Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Capital

Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. None of the Trust, the Corporation or the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

         Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

         DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Exchange Capital Securities for exchange as described herein) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Exchange Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

         So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Capital Securities represented by the Global Capital Security for all purposes under the Trust Agreement.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, the Corporation or the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing its operations.

         The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

EXCHANGE OF BOOK-ENTRY CAPITAL SECURITIES FOR CERTIFICATED CAPITAL SECURITIES

         A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (a) notifies the Trust that it is unwilling or unable to continue as Depository for the Global Capital Security or (b) has ceased to be a clearing agency registered under the Exchange Act, and the Trust thereupon fails to appoint a successor Depository within 90 days, (ii) the Trust in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of DTC for certificated Exchange Capital Securities upon request by DTC, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with DTC's customary procedures. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

PAYMENT AND PAYING AGENCY

         Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or in respect of the Exchange Capital Securities that are not held by the Depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and shall include any co-paying agent chosen by the Property Trustee that is acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

         The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Exchange Capital Securities) and multiples of $1,000 in excess thereof. Any attempted sale, transfer or other disposition of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

REGISTRAR AND TRANSFER AGENT

         The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

         Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

         The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Exchange Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

         The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that (i) the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes and (iii) the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law or the Trust Agreement, that the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

         The Trust Agreement provides that (i) holders of the Trust Securities have no preemptive or similar rights to subscribe for any additional Trust Securities, and (ii) the issuance of Exchange Capital Securities and the issuance of Common Securities are not subject to preemptive or similar rights.

         The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

             DESCRIPTION OF EXCHANGE JUNIOR SUBORDINATED DEBENTURES

         The Original Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Exchange Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

         Concurrently with the issuance of the Original Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Original Junior Subordinated
Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest at the annual rate of 11.00% of the principal amount thereof, payable semi-annually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing December 1, 1997, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 11.00% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

         The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture. The Exchange Junior Subordinated Debentures will mature on June 1, 2027 (the "Stated Maturity Date").

         The Exchange Junior Subordinated Debentures will be unsecured and will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "--Subordination." At September 30, 1997 the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties, upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

         As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the OTS with no less than 30 days notice of any proposed dividend. At September 30, 1997 the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice. In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Therefore, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Bank). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At September 30, 1997, the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $457.2 million.

         The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation or any subsidiary, including Senior Indebtedness. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

FORM, REGISTRATION AND TRANSFER

         If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

PAYMENT AND PAYING AGENTS

         Payment of principal of (and premium, if any) and interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in Wilmington, Delaware or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of Exchange Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the Person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; provided, however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the Exchange Junior Subordinated Debentures.

         Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

         So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 11.00%, compounded semi-annually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

         Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Trust is required to give notice to any automated quotation system or to holders of Exchange Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Exchange Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

         The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after the Initial Optional Redemption Date, subject to the Corporation having received any required regulatory approvals, at a prepayment price (as previously defined, the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment if prepaid during the 12-month period beginning June 1 of the years indicated below:

         YEAR                                                   PERCENTAGE
         ----                                                   ----------

         2007                                                    105.500%
         2008                                                    104.950%
         2009                                                    104.440%
         2010                                                    103.850%
         2011                                                    103.300%
         2012                                                    102.750%
         2013                                                    102.200%
         2014                                                    101.650%
         2015                                                    101.100%
         2016                                                    100.550%
         2017 and thereafter..................................   100.0%


SPECIAL EVENT PREPAYMENT

         Prior to the Initial Option Repayment Date, if a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approvals, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (as previously defined, the "Special Event Prepayment Price") equal to, for each Exchange Capital Security, the Make-Whole Amount for a corresponding $1,000 principal amount of Exchange Junior Subordinated Debentures together with accrued Distributions to, but excluding, the date fixed for redemption. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount to be prepaid or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest on the Exchange Junior Subordinated Debentures, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of each of clauses (i) and (ii), accrued and unpaid interest thereon, including Compounded Interest and Additional Sums, if any, to the date of prepayment.

         A "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

         A "Tax Event" means the receipt by the Trust and the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after June 9, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for U.S. federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

         A "Regulatory Capital Event" means the receipt by the Corporation and the Trust of an opinion of independent bank regulatory counsel experienced in such matters to the effect that the Corporation is subject to the Holding Company Capital Rules and is not entitled to treat the Capital Securities as Tier 1 capital (or its then equivalent) thereunder; provided, however, that the distribution of the Exchange Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

         "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve Board and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be determined, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 4.100% if such prepayment date occurs on or prior to June 1, 1998 and (b) 3.550% in all other cases.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the Exchange Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the Exchange Junior Subordinated Debentures, provided that if no United States Treasury security has a maturity which is within a period from three months before to three months after the Remaining Life, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally-recognized U.S. government securities dealer in New York, New York selected by the Corporation.

         "Comparable Treasury Price" means, with respect to any prepayment date,
(i) the average of three Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

         "Remaining Life" means the term of the Exchange Junior Subordinated Debentures from the prepayment date to the Stated Maturity Date.

         Notice of any prepayment will be mailed not less than 30 days but not more than 60 days before the prepayment date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the Prepayment Price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

         If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures such amounts as shall be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event ("Additional Sums").

CERTAIN COVENANTS OF THE CORPORATION

         The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Exchange Guarantee, (d) the purchase of fractional shares resulting from a reclassification of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock of the Corporation related to the issuance of such common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans), if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (A) is, or, with the giving of notice or the lapse of time, or both, would constitute, a Debenture Event of Default and (B) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Exchange Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment obligations under the Exchange Guarantee or (3) the Corporation shall have given notice of its election of its right to commence an Extension Period as provided in the Indenture and such Extension Period, or any extension thereof, shall have commenced and be continuing.

         So long as the Trust Securities remain outstanding, the Corporation also will covenant (i) to maintain 100% direct or indirect ownership of the
Common Securities, provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) to use commercially reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the prepayment of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (b) to otherwise continue to be classified as a grantor trust for U.S. federal income tax purposes and (iii) not to cause, as sponsor of the Trust, or to permit, as Holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Exchange Junior Subordinated Debentures as provided in the Trust Agreement and in connection with certain mergers, consolidations or amalgamations.

MODIFICATION OF INDENTURE

         From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures, and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Exchange Junior Subordinated Debentures or reduce the amount payable on redemption thereof or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date"), or change any of the prepayment provisions or make the principal of, or interest or premium on, the Exchange Junior Subordinated Debentures payable in any coin or currency other than that provided in the Exchange Junior Subordinated Debentures, or impair or affect the right of any holder of Exchange Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Exchange Junior Subordinated
Debentures, the holders of which are required to consent to any such modification of the Indenture.

DEBENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) failure for 30 days to pay any interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon prepayment, by declaration of acceleration of maturity or otherwise; or

         (iii) failure to observe or perform in any material respect any other agreement or covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the outstanding Exchange Junior Subordinated Debentures; or

         (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

         The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee), or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture.

         The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

         The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Exchange Junior Subordinated Debentures if the Debenture Trustee considers it in the interest of such holders to do so.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF EXCHANGE CAPITAL SECURITIES

         If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay the principal of (or premium, if any), or interest (including Compounded Interest and Additional Sums, if any) or Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest (including Compounded Interest and Additional Sums, if any) and Liquidated Damages, if any, on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

         The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated
Debentures  unless  there  shall have been an Event of  Default  under the Trust
Agreement. See "--Description of Exchange Capital Securities --Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

         The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties as an entirety or substantially as an entirety to any

Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

         The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

         The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity or called for prepayment within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

         In the Indenture, the Corporation has covenanted and agreed that the payment by the Corporation of the principal of, premium, if any, and interest (including Compounded Interest and Additional Sums, if any) on all Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness must be paid in full before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

         In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

         No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

         "Indebtedness" shall mean (i) every obligation of the Corporation for money borrowed; (ii) every obligation of the Corporation evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Corporation with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Corporation; (iv) every obligation of the

Corporation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Corporation; (vi) all indebtedness of the Corporation whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Corporation has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

         "Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures" shall mean (i) Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks pari passu with and not prior to the Exchange Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures.

         "Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness by its terms ranks junior to and not pari passu with or prior to the Exchange Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures.

         "Senior Indebtedness" shall mean all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

         At September 30, 1997, the Corporation had $29.6 million face amount of Senior Indebtedness outstanding. In addition to outstanding Senior Indebtedness, the Corporation also had outstanding at September 30, 1997 $16.2 million face amount of 4.0% cumulative preferred stock. The terms of the Senior Indebtedness and the cumulative preferred stock include various covenants and other restrictions, including significant financial penalties upon default of payment of interest or dividends, as applicable. Under such a default circumstance, these restrictions may have a material impact on the ability of the Corporation to satisfy its obligations with respect to the Capital Securities. At September 30, 1997, the annual interest expense to service the Senior Indebtedness was $3.3 million and the annual dividend requirement on the cumulative preferred stock was $648,000.

         As a holding company, the Corporation's operations are conducted primarily by its subsidiaries, TeleBank and TCM. Presently, dividends from the Bank are the primary source of funds for the Corporation. There are regulatory limitations on the payment of dividends to the Corporation from the Bank, and federally chartered, FDIC insured savings banks generally are required to provide their Regional Director of the OTS with no less than 30 days notice of any proposed dividend. At September 30, 1997, the Bank had approximately $14.1 million available under OTS regulations for payment of dividends to the Corporation. However, the OTS can prohibit payment of any or all such dividends under certain circumstances, including if such payment would constitute an unsafe or unsound banking practice.

In addition to restrictions on the payment of dividends, the Bank is subject to restrictions imposed by federal law on extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities. Such restrictions prevent the Bank from lending to the Corporation and such other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and each of such other affiliates to 10% of the Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of the Bank's capital and surplus.

         Under terms of the indentures pursuant to which the Senior Indebtedness was issued, the Corporation presently is required to maintain, on an unconsolidated basis, liquid assets in an amount equal to or greater than $3.3 million, which represents 100% of the aggregate annual interest expense on the Senior Indebtedness.

         Further, as a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary (including depositors in the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Therefore, the Exchange Junior Subordinated Debentures effectively will be subordinated to all existing and future liabilities of the Corporation's subsidiaries (including deposit liabilities of the Bank). As a result, holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. At September 30, 1997, the Corporation's subsidiaries had total liabilities (excluding liabilities owed to the Corporation) of $457.2 million.

         The Indenture does not limit the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "--Subordination." The Corporation expects from time to time that it will incur additional indebtedness constituting Senior Indebtedness and that its subsidiaries will incur additional liabilities.

RESTRICTIONS ON TRANSFER

         The Exchange Junior Subordinated Debentures will be issued, and may be transferred, only in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures) and multiples of $1,000 in excess thereof. Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

         Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

         The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the state of New York.

                        DESCRIPTION OF EXCHANGE GUARANTEE

         The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of the Exchange Capital Securities. The terms of the Exchange Guarantee are identical in all material respects to the terms of the Original Guarantee. Wilmington Trust Company will act as Guarantee Trustee under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

STATUS OF ORIGINAL GUARANTEE

         If not all the Original Capital Securities are exchanged for Exchange Capital Securities in the Exchange Offer, the Original Guarantee will not terminate, but will continue to guarantee the obligations of the Corporation for the benefit of the holders of Original Securities. The Original Guarantee will terminate upon full payment of the applicable Redemption Price of the Original Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Original Junior Subordinated Debentures to the holders of the Original Capital Securities. The Original Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Original Capital Securities must restore payment of any sums paid under the Original Capital Securities or the Original Guarantee.

GENERAL

         The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds legally available therefor at such time, (ii) the applicable Redemption Price with respect to the Exchange Capital Securities called for redemption, to the extent that the Trust has funds legally available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Exchange Junior Subordinated Debentures to holders of the Exchange Capital Securities or the redemption of all Exchange Capital Securities), the lesser of (a) the Liquidation Distribution, to the extent the Trust has funds legally available therefor at the time, and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

         The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee effectively will be subordinated to all existing and future liabilities of the Corporation's Subsidiaries (including the Corporation's Subsidiaries' deposit liabilities), and all liabilities of any future subsidiaries of the Corporation. Claimants should look only to the assets of the Corporation for payments under the Exchange Guarantee. See "--Description of the Exchange Junior Subordinated Debentures--General." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

         The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

STATUS OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Exchange Junior Subordinated Debentures.

         The Exchange Guarantee will rank pari passu with the Original Guarantee and all Other Guarantees issued by the Corporation after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation.

EVENTS OF DEFAULT

         An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, the Corporation shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

         The holders of not less than a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee. Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

         The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no consent will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

TERMINATION OF THE EXCHANGE GUARANTEE

         The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, in case a default with respect to the Exchange Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                       DESCRIPTION OF ORIGINAL SECURITIES

         The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that (i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, if a registration statement relating to the Exchange Offer has not been declared effective by December 6, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such registration statement has been filed or declared effective, as the case may be. In addition, the Original Capital Securities provide that, if the Trust has not exchanged Exchange Capital Securities for all Original Capital Securities validly tendered by the 45th day after the date on which the registration statement is declared effective, the Distribution rate borne by the Original Capital Securities will increase by 0.25% per annum for the period from the occurrence of such event until such time as the Exchange Offer has been consummated. The Exchange Securities are not, and upon consummation of the Exchange Offer, the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

        RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE
            JUNIOR SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

         Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange Securities--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

         As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation, as Sponsor, shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Agreement; and (iv) the Trust Agreement further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

         A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

         A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

         The Exchange Capital Securities will represent beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Original Junior Subordinated Debentures, exchanging the Original

Capital Securities and the Original Junior Subordinated Debentures in the Exchange Offer, and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

         Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Exchange Capital Securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Exchange Capital Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of certain of the material United States federal income tax consequences associated with the exchange of Original Capital Securities for Exchange Capital Securities and with the ownership and disposition of Capital Securities held as capital assets by a holder who purchased Original Capital Securities upon initial issuance. It does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, United States Alien Holders engaged in a U.S. trade or business or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Hogan & Hartson L.L.P. ("Tax Counsel") has reviewed this summary and is of the opinion that, to the extent that it constitutes matters of law or purports to describe certain provisions of the U.S. federal income tax laws, it is a correct summary in all material respects of the matters discussed herein.

EXCHANGE OF CAPITAL SECURITIES

         The exchange of Original Capital Securities for Exchange Capital Securities should not be a taxable event to holders for U.S. federal income tax purposes. The exchange of Original Capital Securities for Exchange Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for U.S. federal income tax purposes because the Exchange Capital Securities should not be considered to differ materially in kind or extent from the Original Capital Securities and because the exchange will occur by operation of the terms of the Original Capital Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities immediately after the exchange as the holder had in the Original Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

         The Corporation intends to take the position that the Junior Subordinated Debentures will be classified for U.S. federal income tax purposes as indebtedness of the Corporation. The Corporation, the Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Junior Subordinated Debentures as indebtedness of the Corporation and the Capital Securities as evidence of a beneficial ownership interest in the Junior Subordinated Debentures for all U.S. federal income tax purposes. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service (the "IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures will be classified as indebtedness of the Corporation for U.S. federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion generally to the effect that, under then-current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

         An opinion of Tax Counsel is not binding on the IRS or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that the opinion expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

         Under recently issued Treasury regulations (the "Treasury Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would, among other things, prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of tax accounting.

         Under the Treasury Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Treasury Regulations, if the option to defer the payment of interest was determined not to be "remote," the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

         The Treasury Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described herein.

         Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for U.S. federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust were characterized for U.S. federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

         Under certain circumstances described herein (see "Description of Exchange Securities--Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for U.S. federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

         A holder that sells Capital Securities (including a redemption of the Capital Securities either on the Stated Maturity Date or upon an optional redemption of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. On August 5, 1997, legislation was enacted which, among other things, reduces to 20% the maximum rate of tax on long-term capital gains on most capital assets held by an individual for more than 18 months. Gain on most capital assets held by an individual more than one year and up to 18 months is subject to tax at a maximum rate of 28%.

         The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, if applicable, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for U.S. federal income tax purposes.

UNITED STATES ALIEN HOLDERS

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for U.S. federal income tax purposes.

         A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, or (iii) a trust or estate the income of which is includible in its gross income for federal income tax purposes without regard to its source. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee so elects), a trust is a U.S. Holder if, and only if, (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States trustees have the authority to control all substantial decisions of the trust.

         Under present U.S. federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to U.S. federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (1) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a U.S. holder and provides its name and address or (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to U.S. federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

         Regulations recently issued by the IRS, which will be effective for payments made after December 31, 1998 (subject to certain transition rules), make modifications to the certification procedures applicable to United States Alien Holders. In general, these regulations unify certification procedures and forms and clarify and modify reliance standards. A United States Alien Holder should consult with its own advisor regarding the effect of the new Treasury Regulations.

         As discussed above, changes in legislation affecting the U.S. federal income tax treatment of the Junior Subordinated Debentures are possible, and could adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Moreover, any such legislation could adversely affect United States Alien Holders by characterizing income derived from the Junior Subordinated Debentures as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a United States Alien Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a United States Alien Holder.

INFORMATION REPORTING TO HOLDERS

         Generally, income on the Capital Securities will be reported to holders on Form 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

         Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's U.S. federal income tax, provided the required information is provided to the IRS.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF ORIGINAL CAPITAL SECURITIES FOR EXCHANGE CAPITAL SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each of the Corporation (the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust), and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the
Code) with respect to many Plans. The purchase and/or holding of Exchange Capital Securities by a Plan with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Exchange Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In such event, the Property Trustee, as well as any other persons exercising discretion with respect to the Exchange Junior Subordinated Debentures, may become fiduciaries, parties in interest or disqualified persons with respect to investing Plans. In order to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have consented to the appointment of the Property Trustee. In this regard, it should be noted that, in an Event of Default, the Corporation may not remove the Property Trustee without the approval of a majority of the holders of the Exchange Capital Securities.

         A Plan fiduciary should consider whether the purchase of Exchange Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan.

         THE SALE OF INVESTMENTS TO PLANS IS IN NO RESPECT A REPRESENTATION BY THE TRUST, THE CORPORATION, THE PROPERTY TRUSTEE, THE INITIAL PURCHASER OR ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE EXCHANGE CAPITAL SECURITIES THAT SUCH SECURITIES MEET RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT SUCH SECURITIES ARE OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN. ANY PURCHASER PROPOSING TO ACQUIRE EXCHANGE CAPITAL SECURITIES WITH ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, for a period of 180 days after the Expiration Date, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

         The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         VALIDITY OF EXCHANGE SECURITIES

         The validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C. Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Morris, James, Hitchens & Williams, special Delaware counsel to the Trust. Certain matters relating to U.S. federal income tax considerations will be passed upon for the Corporation by Hogan & Hartson L.L.P., Washington, D.C.

                                   APPENDICES

APPENDIX I

Annual Report of the Corporation on Form 10-K, as amended, for the Year Ended December 31, 1996


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 10-K

|X| ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                   For the fiscal year ended December 31, 1996

                                       OR

|_| TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

           For the transition period from ____________ to ____________

                         Commission file number 33-76930

                         TELEBANC FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                            13-3759196
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

   1111 NORTH HIGHLAND STREET, ARLINGTON, VIRGINIA              22201
      (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (703) 247-3700.

           Securities registered pursuant to Section 12(b) of the Act:

                                (Not applicable)

           Securities registered pursuant to Section 12(g) of the Act:

                                (Not applicable)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes X   No
                                             ---     ---

         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

         Based upon the closing price of the registrant's common stock as of March 20, 1997, the aggregate market value of the voting stock held by non-affiliates of the registrant is $10.4 million.*

         The number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date is:

                 Class: Common Stock, par value $.01 per share.
                Outstanding at March 20, 1997: 2,211,961 shares.

                      DOCUMENTS INCORPORATED BY REFERENCE:

PART I AND II:
         Annual report to shareholders for the fiscal year ended December 31, 1996.
PART III:
         Portions of the definitive proxy statement for the 1996 Annual Meeting of Shareholders.

* Solely for purposes of this calculation, all executive officers and directors of the registrant, Employee Stock Ownership Plan and all shareholders reporting beneficial ownership of more than 5% of the registrant's common stock are considered to be affiliates. This reference to affiliate status is not necessarily a conclusive determination for other purposes.

                                     PART I


ITEM 1.       BUSINESS


GENERAL


         TeleBanc Financial Corporation (the "Company" or "TeleBanc"), with headquarters in Arlington, Virginia, had total assets of $647.9 million at the end of 1996. The primary business of TeleBanc is that of TeleBank (the "Bank") formerly known as Metropolitan Bank for Savings, F.S.B., whose deposit accounts are insured by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). The Company was organized by its then majority stockholder, MET Holdings Corporation ("MET Holdings"), to become, in March 1994, the parent savings and loan holding company for the Bank. All references to the Company include the business of the Bank. Financial and other data as of and for all periods prior to March 1994 represent the consolidated data of the Bank only.


         The Company's revenues are derived principally from interest income on loans, mortgage-backed and related securities, and interest and dividends on investment securities and interest-bearing deposits. The Company's principal expenses are interest expense on deposits and borrowings and operating expenses, such as compensation and employee benefits. The Company's revenues also may be offset by losses on hedging transactions and other trading account losses as part of the Company's asset/liability management strategies. Funds for these activities are provided by deposits, borrowings, principal repayments on outstanding loans and mortgage-backed and related securities, and sales of investment securities held for trading. At December 31, 1996, 81.44% of the Company's total assets were comprised of one- to four-family mortgage loans and mortgage-backed and related securities.


         During the second quarter of 1996, the Bank through its wholly owned subsidiary TeleBanc Servicing Corporation ("TSC") funded 50% of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT services performing loans and workouts for troubled or defaulted loans for a fee. The Bank also provided in the second quarter of 1996, 50% of the capital commitment for an additional new entity, AGT PRA, LLC ("AGT PRA"). The primary business of AGT PRA is its investment in Portfolio Recovery Associates, LLC ("PRA"). PRA acquires and collects delinquent consumer debt obligations for its own portfolio.


         On February 28, 1997, the Company consummated the sale of $29.9 million of units in the form of convertible preferred stock, senior subordinated notes and warrants and the purchase of the assets of Arbor Capital Partners, Inc.("Arbor"), a registered investment advisor, funds manager and broker-dealer. MET Holdings, TeleBanc's majority shareholder, owns a majority of Arbor.


         The $29.9 million in units were sold to investment partnerships managed by Conning & Company, General American Life Insurance Company, CIBC WG Argosy Merchant Fund 2, LLC, The Progressive Corporation, and The Northwestern Mutual Life Insurance Company. Representatives from the Conning partnerships and the CIBC Merchant Fund will serve on the Board. The units consist of $13.7 million in 9.5% senior subordinated notes with 198,088 detachable warrants, $16.2 million in 4.0% convertible preferred stock, and rights to 205,563 contingent warrants.


         Also as part of the sale of units, the Arbor asset acquisition was structured as a tax free issuance of 162,461 shares of TeleBanc common stock and a $500,000 cash payment for the Arbor assets. An independent appraisal valued the assets to be acquired from Arbor at $3.1 million. Consistent with TeleBanc's charter, the number of shares issued to Arbor as consideration was limited to 5% of total market value of outstanding TeleBanc stock at the time of acquisition.

MARKET AREA AND COMPETITION


         From its office in Arlington, Virginia, the Company has a customer base in all 50 states and the District of Columbia. As a result of the Company's direct marketing strategy for deposits and reliance upon the secondary market to purchase mortgage loans and mortgage-backed and related securities, the Company competes on a nationwide basis for deposits and investments in residential mortgage products. Generally, the Company faces substantial competition for deposits from thrifts, commercial banks, credit unions, and other institutions providing retail investment opportunities. The ability of the Company to attract and retain deposits depends on its ability to provide an investment opportunity meeting the requirements of investors as to rate of return, liquidity, risk and other factors, as well as on the perception of depositors as to the convenience and quality of its services. Competition in residential mortgage investing comes primarily from commercial banks, thrift institutions, and purchasers of mortgage products in the secondary market. The Company competes for residential mortgage investments principally on the basis of bid price and for loans on the basis of interest rate, fees it charges, and loan types offered.


LENDING ACTIVITIES


         GENERAL. The Company's lending activities consist primarily of the purchases of whole loans and mortgage-backed and related securities rather than the production and origination of loans, which entails greater overhead expenses, commonly found in a traditional thrift or community bank.


         LOAN PORTFOLIO COMPOSITION. The Company's net loans receivable totaled $351.8 million at December 31, 1996, or 54.3% of total assets at that date. At December 31, 1996, $359.6 million, or 97.6% of the total loan portfolio, consisted of one- to four-family residential mortgage loans. Prior to 1990, the Company originated a limited number of loans for the purchase or construction of multifamily and commercial real estate. However, in the three years ended December 31, 1996, as part of the Company's general operating strategy, and to risks associated with multifamily and commercial real estate lending and prevailing economic conditions, the Company has substantially reduced its originations and purchases of such loans. At December 31, 1996, multifamily and commercial and mixed use real estate loans amounted to $6.7 million, or 1.8%, of the Company's total loan portfolio. The Company's loan portfolio also includes lease financing at December 31, 1993 and 1992. These loans represent lease financing assumed by the Company in 1991 upon the default of a commercial loan to an automobile leasing company which was 33% owned by the Bank's subsidiary, ARLO Service Corporation ("ARLO"). Currently, the Company originates consumer loans to a very limited extent, and only as an accommodation to deposit and loan customers. Such loans, which consist primarily of home equity lines of credit and loans secured by savings deposits, amounted to $1.5 million, or 0.4% of the Company's total loan portfolio at December 31, 1996.

         The following table sets forth information concerning the Company's loan portfolio in dollar amounts and in percentages, by type of loan.


                                                                                   AT DECEMBER 31,
                                                                1996       %        1995       %        1994       %
                                                              --------- -------   --------  ------   --------- -------
                                                                                (DOLLARS IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate............................ $ 142,211  38.59%   $105,750   39.91%  $  67,449   42.54%
   One- to four-family adjustable-rate.......................   217,352  58.97     148,928   56.20      79,701   50.27
   Multifamily...............................................     1,516   0.41       1,286    0.49       1,114    0.70
   Commercial real estate....................................     4,017   1.09       4,553    1.72       4,385    2.77
   Mixed use real estate.....................................     1,180   0.32       1,792    0.68       1,953    1.23
   Land......................................................       781   0.21         384    0.14         387    0.24
   Construction..............................................        --     --          --      --          --      --
                                                              --------- -------   --------  ------   --------- -------
   Total real estate loans...................................   367,057  99.59     262,693   99.14     154,989   97.75
                                                              --------- -------   --------  ------   --------- -------
Consumer and other loans:
   Lease financing...........................................       --      --          --      --          --      --
   Home equity lines of credit and second mortgage loans.....     1,208   0.33       2,202    0.83       3,395    2.14
   Other (1).................................................       305   0.08          79    0.03         168    0.11
                                                              --------- -------   --------  ------   --------- -------

   Total consumer and other loans............................     1,513   0.41       2,281    0.86       3,563    2.25
                                                              --------- -------   --------  ------   --------- -------
   Total loans............................................... $ 368,570 100.00%   $264,974  100.00%  $ 158,552  100.00%
                                                              ========= =======   ========  ======   ========= =======
Deduct:
   Non accrual/cost recovery ................................      (182)                --                  --
   --
   Deferred loan fees........................................       (42)               (42)                (50)
   Deferred discounts on loans...............................   (13,750)           (14,129)             (2,835)
   Allowance for loan losses.................................    (2,957)            (2,311)               (925)
                                                              -------------       ---------           --------
Total........................................................   (16,749)           (16,482)             (3,810)
                                                              -------------       ---------           --------
Loans receivable, net........................................ $ 351,821           $248,492            $154,742
                                                              =============       =========           ========

                                                                          AT DECEMBER 31,
                                                                 1993      %        1992       %
                                                              --------- ------    --------- ------
                                                                      (DOLLARS IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate............................ $  44,450  43.06%   $  40,659  41.88%
   One- to four-family adjustable-rate.......................    50,708  49.14       47,529  48.97
   Multifamily...............................................       932   0.90          945   0.97
   Commercial real estate....................................     5,912   5.73        5,937   6.12
   Mixed use real estate.....................................        --     --           --     --
   Land......................................................        16   0.02           46   0.05
   Construction..............................................        --     --          190   0.20
                                                              --------- ------    --------- ------
   Total real estate loans...................................   102,018  98.85       95,306  98.19
                                                              --------- ------    --------- ------
Consumer and other loans:
   Lease financing...........................................        17   0.02          121   0.12
   Home equity lines of credit and second mortgage loans.....     1,007   0.98        1,396   1.44
   Other (1).................................................       151   0.15          242   0.25
                                                              --------- ------    --------- ------

   Total consumer and other loans............................     1,175   1.15        1,759   1.81
                                                              --------- ------    --------- ------
   Total loans............................................... $ 103,193 100.00%   $  97,065 100.00%
                                                              ========= ======    ========= ======
Deduct:
   Non accrual/cost recovery ................................        --                  --
   --
   Deferred loan fees........................................       (68)                (96)
   Deferred discounts on loans...............................    (1,431)             (2,705)
   Allowance for loan losses.................................      (835)               (659)
                                                              ---------            --------
Total........................................................    (2,334)             (3,460)
                                                              ---------            --------
Loans receivable, net........................................ $ 100,859            $93,605
                                                              =========            =======

(1) Includes primarily loans secured by deposit accounts in the Bank, and to a lesser extent, unsecured consumer credit.

         MATURITY OF LOAN PORTFOLIO. The following table sets forth certain information at December 31, 1996 regarding the dollar amount of loans maturing in the Company's portfolio, including scheduled repayments of principal, based on contractual terms to maturity. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due within one year. The table below does not include any estimate of prepayments, which may significantly shorten the average life of a loan and may cause the Company's actual repayment experience to differ from that shown below.


                                                DUE IN ONE        DUE IN ONE        DUE AFTER
                                               YEAR OR LESS      TO FIVE YEARS     FIVE YEARS           TOTAL
                                               ------------      -------------     ----------           -----
                                                                         (IN THOUSANDS)
Real estate loans:
   One- to four-family fixed-rate...........     $   1,746        $   2,285        $  138,180       $   142,211
   One- to four-family adjustable-rate......           615            1,769           214,968           217,352
   Multifamily..............................            --            1,152               364             1,516
   Mixed use................................            --              349               831             1,180
   Commercial real estate...................           359            1,022             2,636             4,017
   Land.....................................            --              400               381               781
Consumer and other loans:
   Home equity lines of credit and
     second mortgage loans..................            --              251               957             1,208
   Other ...................................            --              305                --               305


     Total..................................     $   2,720        $   7,533        $  358,317       $   368,570
                                                 =========        =========        ==========       ===========



         The following table sets forth as of December 31, 1996 the dollar amount of the loans maturing subsequent to December 31, 1997 allocated between those with fixed interest rates and those with adjustable interest rates.

                                                               FIXED RATES     ADJUSTABLE RATES        TOTAL
                                                               -----------     ----------------        -----
                                                                               (IN THOUSANDS)
Real estate loans:
   One- to four-family........................................    $140,465         $  216,737       $   357,202
   Multifamily................................................       1,180                336             1,516
   Mixed use..................................................       1,180                 --             1,180
   Commercial real estate.....................................         280              3,378             3,658
   Land.......................................................         400                381               781
Consumer and other loans:
   Home equity lines of credit and second
     mortgage loans...........................................         592                616             1,208
   Other......................................................         305                 --               305
                                                                ----------         ----------       -----------
     Total.................................................... $   144,402        $   221,448       $   365,850
                                                               ===========        ===========       ===========

         Scheduled contractual principal repayments of loans may not reflect the actual life of such assets. The average life of loans may be substantially less than their contractual terms because of prepayments. In addition, due-on-sale clauses on loans generally give the Company the right to declare a conventional loan immediately due and payable in the event, among other things, that the borrower sells the property. The average life of mortgage loans tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, decreases when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

        ORIGINATION, PURCHASE AND SALE OF LOANS. Consistent with the Company's strategy of minimizing operating expenses, the Company emphasizes the purchase of loans rather than direct originations. The Company purchased $183.1 million, $145.9 million, $85.4 million, $33.4 million, and $21.1 million of loans during the years ended December 31, 1996, 1995, 1994, 1993, and 1992, respectively. The Company's mortgage loan originations totaled $462,000, $2.7 million, $4.3 million, $1.8 million and $4.3 million in the years ended December 31, 1996, 1995, 1994, 1993, and 1992 respectively.


         Approximately 55.3% of the loans in the Company's portfolio are serviced by other lenders other than AGT for which the Company pays a fee ranging from a minimum of 25 basis points of the principal balance of the loan per annum to a maximum of $12 per month per loan. The institutions servicing loans for the Company, among other things, collect and remit loan payments, maintain escrow accounts, inspect properties and administer foreclosures when necessary.


         The Company sells whole loans to institutional investors and, accordingly, is a Federal National Mortgage Association ("FNMA") seller/servicer and a Federal Home Loan Mortgage Corporation ("FHLMC") servicer. The bulk of loans sold has consisted of long-term, fixed-rate mortgage loans sold to FNMA. The Company generally sells such loans with servicing retained.


         The  following  table  shows  loan  origination,   purchase,  sale  and
repayment activity of the Company during the periods indicated.


                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 1996          1995         1994
                                                                             -----------  -----------   -----------
                                                                                          (IN THOUSANDS)
Total loans receivable at beginning of period..............................  $   248,492  $   154,742   $   100,859
Loans purchased:
 Real estate loans:
   One- to four-family variable rate.......................................      128,171       98,065        41,684
   One- to four-family fixed rate..........................................       53,915       47,845        40,155
   Multi-Family ...........................................................        1,000           --            --
   Mixed-used..............................................................           --           --         1,953
   Commercial real estate..................................................           --           --           109
   Consumer and other loans................................................           --           --         1,797
                                                                             -----------  -----------   -----------
     Total loans purchased.................................................      183,086      145,910        85,698
Loans originated:
 Real estate loans:
   One- to four-family variable rate.......................................           --           --         1,764
   One- to four-family fixed rate..........................................           25           80         1,267
   Commercial real estate..................................................           --           --         1,148
   Land ...................................................................          400           --            --
Home equity lines of credit and second mortgage loans......................           37        2,644            75
                                                                             -----------  -----------   -----------
     Total loans originated................................................          462        2,724         4,254
                                                                             -----------  -----------   -----------
     Total loans purchased and originated..................................      183,548      148,634        89,952

Loans sold.................................................................       18,829        6,192            --
Loans securitized..........................................................        8,275        2,794            --
Loan repayments............................................................       50,221       32,755        34,343
                                                                             -----------  -----------   -----------
   Total loans sold, securitized, and repaid...............................       77,325       41,741        34,343

Net change - TBFC ESOP Note Receivable ....................................           65           --            --
Net change in deferred discounts and loan fees.............................          379       11,286         1,386
Net transfers to REO ......................................................        1,513          471           250
Net provision for loan losses..............................................          646        1,386            90
Cost Recovery/Contra Assets ...............................................           41           --            --
Other loan debits/HELOC advances ..........................................          250           --            --
                                                                             -----------  -----------   -----------
Increase (decrease) in total loans receivable..............................      103,329       93,750      53,883
                                                                             -----------  -----------   -----------
Net loans receivable at end of period......................................  $   351,821  $   248,492   $   154,742
                                                                             ===========  ===========   ===========


         The Company's loan purchases during 1996 increased $37.2 million from fiscal year 1995 as the Company continued to expand the Bank's operations. During fiscal 1996 and 1995 the Company's loan purchases involved purchases of whole loans in the secondary market, principally from private investors. The Company's loan purchases during fiscal year 1996 included purchases of 35 pools with approximately 1,253 loans and minimal loan originations consistent with the Company's operating strategy. The Company's loan purchases during fiscal year 1995 included purchases of 26 pools with approximately 1,200 loans and minimal loan originations consistent with the Company's operating strategy. The Company's loan purchases during 1994 increased $52.0 million from fiscal year 1993 as the Company invested the proceeds from the initial public offering and expanded the Bank's operations.


         ONE-TO-FOUR FAMILY RESIDENTIAL LENDING. The Company originates both fixed- and adjustable-rate one- to four-family mortgage loans in accordance with FNMA and FHLMC underwriting guidelines for terms up to 30 years. In 1996, the Company originated $25,000 of loans secured by one- to four-family residential properties, excluding home equity lines of credit. The Company will make one- to four-family mortgage loans with up to a 95% loan-to-value ratio if private mortgage insurance is obtained on the portion of the principal amount in excess of 80% of the appraised value.


         MULTIFAMILY AND COMMERCIAL REAL ESTATE LENDING. Since 1990, the Company has not actively pursued multifamily and commercial real estate lending or loans secured by undeveloped land, and has substantially reduced originations of such loans. As of December 31, 1996, multifamily, mixed use, commercial real estate and land loans amounted to $7.5 million, or 2.03% of the Company's total loan portfolio.


         CONSUMER AND OTHER LENDING. The Company does not emphasize consumer or other loans, but from time to time, originates such loans as an accommodation to its customers or purchases such loans as part of larger loan packages. Such lending primarily includes home equity lines of credit and loans secured by savings deposits. During 1996, the Company originated $37,000 in consumer loans and $305,000 in other loans. At December 31, 1996, consumer and other loans totaled $305,000, or 0.08% of the Company's total loan portfolio. At December 31, 1996, total outstanding home equity lines of credit and second mortgage loans amounted to $1.2 million, or 0.33% of the Company's total loan portfolio.


         CRA LENDING ACTIVITIES. The Bank participates in various community development programs in an effort to meet its responsibilities under the CRA. In connection with the organization of TeleBanc in 1994, the Bank agreed with the Office of Thrift Supervision ("OTS") to make a minimum investment of $250,000 in a local community development corporation for the purpose of financing low and moderate income housing. In 1995, the OTS lifted the aforementioned requirement and the Bank has now committed to invest up to $500,000 in an investment tax credit fund that qualifies for CRA purposes.


         In 1995, the federal financial regulatory agencies promulgated a final rule revising the regulations that implement the CRA. The revised regulations outline special evaluations for wholesale institutions. The Bank believes that it meets the definition of a wholesale institution and that it serves the credit needs of the entire nation. The Bank will submit a request to the OTS to be designated as a wholesale institution in 1997.

MORTGAGE-BACKED AND RELATED SECURITIES, AND SECONDARY MARKET ACTIVITIES


         The Company maintains a significant portion of mortgage-backed securities, primarily in the form of privately insured mortgage pass-through securities, as well as Government National Mortgage Association ("GNMA"), FNMA, and FHLMC participation certificates, and securities issued by other nonagency organizations. GNMA certificates are guaranteed as to principal and interest by the full faith and credit of the United States, while FNMA and FHLMC certificates are each guaranteed by their respective agencies. Mortgage-backed securities generally entitle the Company to receive a pro rata portion of the cash flows from an identified pool of mortgages. The Company has also invested in collateralized mortgage obligations ("CMOs") which are securities issued by special purpose entities generally collateralized by pools of mortgage-backed securities. The cash flows from such pools are segmented and paid in accordance with a predetermined priority to various classes of securities issued by the entity. The Company's CMOs are senior tranches collateralized by federal agency securities or whole loans. The primary issuers of the Company's CMOs at December 31, 1996 include Residential Mortgage Acceptance Corp. and Federal Deposit
Insurance   Corporation.......In   the  fourth  quarter  of  1995,  the  Company
reclassified the entire held-to-maturity mortgage-backed security portfolio to available-for-sale. The following table sets forth the activity in the Company's mortgage-backed securities held-to-maturity portfolio during the periods indicated.


                                                                                YEAR ENDED DECEMBER 31,
                                                                                1995             1994
                                                                                ----             ----
                                                                                (DOLLARS IN THOUSANDS)
Mortgage-backed and related securities at beginning
   of period (not including available for sale)...............             $  221,005          $    77,387
   Purchases:
       Pass-through securities.............................                    55,110              129,462
     CMOs.....................................................                  5,235                   --
     FNMA.....................................................                     --                5,767
     GNMA.....................................................                     --               19,243
     FHLMC....................................................                     --               18,823
   Acquired in exchange for loans.............................                (10,465)                  --
   Sales (1)..................................................                (18,813)                (896)
   Repayments.................................................                (39,155)             (28,781)
   Transfer to held for sale..................................               (212,917)                  --
                                                                             ---------         ----------
Mortgage-backed and related securities at
 end of period (not including available for sale).............             $       --          $   221,005
                                                                           ==========          ===========


       The   following   table  sets  forth  the   activity  in  the   Company's
mortgage-back   securities  available  for  sale  portfolio  during  the  period indicated.

                                                                               YEAR ENDED DECEMBER 31,
                                                                              1996                1995
                                                                          ------------         -----------
                                                                                (DOLLARS IN THOUSANDS)
Mortgage-backed and related securities at beginning
   of period .................................................             $  234,835          $    15,459
   Purchases:
     Pass-through securities...............................                   109,600               13,183
     CMOs.....................................................                 30,053                   --
     FNMA.....................................................                 12,102                2,634
     GNMA.....................................................                 30,687                   --
     FHLMC....................................................                 14,194               12,810
   Transfer from held to maturity.............................                     --              212,917
   Sales (1)..................................................               (185,703)             (15,755)
   Repayments.................................................                (61,805)              (6,024)
   Transfer to trading........................................                     --               (1,650)
Provision for losses on securities............................                    (22)                  --
Mark to market ...............................................                    826                  811
FASB 122 servicing ...........................................                    (24)                  --
                                                                          ------------         -----------
Mortgage-backed and related securities at
 end of period ...............................................             $  184,743          $   234,835
                                                                          ============         ===========

------------------------

(1) Includes mortgage-backed securities on which call options have been exercised.

         The following table sets forth the scheduled maturities, carrying values, and current yields for the Company's portfolio of mortgage-backed securities at December 31, 1996:


                                              AFTER ONE BUT        AFTER FIVE BUT
                                            WITHIN FIVE YEARS     WITHIN TEN YEARS      AFTER TEN YEARS           TOTALS
                                           BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED
                                             DUE       YIELD       DUE       YIELD       DUE       YIELD       DUE       YIELD
                                          ---------    ------   --------     -----    ---------    ------   --------     ------
                                                               (DOLLARS IN THOUSANDS)
Private issuer                            $   4,116     7.01%   $  8,337      9.10%   $134,157      8.81%   $146,610      8.78%
Collateralized mortgage obligations              --       --         368      6.26      25,358      7.55      25,726      7.56
Agencies                                         --       --          --        --      12,407      8.11      12,407      8.11
                                          ---------    ------   --------     -----    ---------    ------   --------     ------
                                          $   4,116     7.01%   $  8,705      8.98%   $171,922      8.57%   $184,743      8.56%
                                          =========    =====    ========     =====    ========     ======   ========     =====

         In May 1996, the Company formed AGT, a 50% owned subsidiary which services loans for both the Bank and third parties. The Company entered into a loan servicing agreement with AGT on May 1, 1996 whereby AGT is paid a fee of $8 to $100 per loan per month depending upon the type of loan and whether it is performing or non-performing. AGT also receives a fee in its capacity as Master Servicer for the Company's subserviced portfolio and is reimbursed for any direct collection expenses including attorney fees, repair costs, etc. During the eight months ended December 31, 1996, the Company paid AGT a total of $297,029 in servicing fees and reimbursed the subsidiary for $215,326 in direct collection expenses.



         Most of the loans sold by the Company are sold on a servicing retained basis. Servicing includes collecting and remitting loan payments, holding escrow funds for the payment of real estate taxes, contacting delinquent mortgagors, in some cases advancing to the investor interest when the mortgage is delinquent, supervising foreclosures in the event of unremedied defaults and generally administering the loans. Under loan servicing contracts, the Company receives servicing fees that are withheld from the monthly payments made to investors. The Company's aggregate loan servicing fees amounted to $790,000, $126,000, and $61,000 in 1996, 1995, and 1994, respectively.


         The following table sets forth information regarding the Company's loan servicing portfolio at the dates shown.

                                                                      AT DECEMBER 31,
                                       -----------------------------------------------------------------------------
                                                 1996                      1995                       1994
                                       ------------------------- ------------------------- -------------------------
                                                       PERCENT                   PERCENT                   PERCENT
                                                         OF                        OF                        OF
                                         AMOUNT         TOTAL       AMOUNT        TOTAL       AMOUNT        TOTAL
                                       -----------   ----------  -----------   ----------   -----------   ----------
                                                                  (DOLLARS IN THOUSANDS)
Loans owned and serviced by
   the Company.......................  $   164,745      44.7%    $   161,625      61.0%     $    57,491     36.3%
Loans owned by the Company
   and serviced by others............      203,853      55.3         103,349      39.0          101,061     63.7
                                       -----------   --------    -----------    ------          -------   ------
   Total loans owned by the
     Company.........................  $   368,598     100.0%    $   264,974     100.0%     $   158,552    100.0%
                                       ===========   =======     ===========    ======      ===========   ======
Loans serviced for others............  $    45,856               $    18,196                $     9,513



NON-PERFORMING, DELINQUENT AND OTHER PROBLEM ASSETS


         GENERAL. It is management's policy to monitor continually its loan portfolio to anticipate and address potential and actual delinquencies. Valuations are periodically performed by management and an allowance for losses on REO is established by a charge to operations if the fair value of the property has changed.


         NONPERFORMING/UNDERPERFORMING ASSETS. Nonperforming and underperforming assets consist of loans on which interest is no longer accrued, loans which have been restructured in order to allow the borrower the ability to maintain control of the collateral, real estate acquired by foreclosure, real estate upon which deeds in lieu of foreclosure have been accepted and real estate owned which has been classified as in-substance foreclosure. Restructured loans and real estate owned have been written down to estimated fair value, based upon estimates of cash flow expected from the underlying collateral and appropriately discounted.

         The following table sets forth information with respect the Company's non-accrual loans, REO and In Substance Foreclosures ("ISF"), and troubled debt restructuring ("TDRs") at the dates indicated. As of December 31, 1993, the Company no longer classifies ISF loans as REO, which resulted in a decrease in REO of $2.2 million at that date as compared to prior periods.


                                                                       AT DECEMBER 31,
                                              1996           1995           1994            1993           1992
                                          -----------     -----------    -----------    -----------     -----------
                                                                   (DOLLARS IN THOUSANDS)
Loans accounted for on a non-accrual basis:
   Real estate loans:
     One- to four-family................  $     8,979     $     4,526    $     1,296    $     1,570     $     3,074
     Commercial real estate.............        1,217             261            702            902             866
     Land...............................           --              --             --             --              --
     Construction.......................           --              --             --             --              --
   Home equity lines of credit and
     second mortgage loans..............           54             136             41             47              --
   Other................................           --              --             27             35             120
                                          -----------     -----------    -----------    -----------     -----------
Total...................................  $    10,250     $     4,923    $     2,066    $     2,554     $     4,060
                                          ===========     ===========    ===========    ===========     ===========
Accruing loans which are contractu-
 ally past due 90 days or more:
   Real estate loans:
     One- to four-family................  $        --     $       230    $        --    $        --     $        --
                                          -----------     -----------    -----------    -----------     -----------
Total...................................  $        --     $       230    $        --    $        --     $        --
                                          ===========     ===========    ===========    ===========     ===========
Total of non-accrual and 90 days
 past due loans.........................  $    10,250     $     5,153    $     2,066    $     2,554     $     4,060
                                          ===========     ===========    ===========    ===========     ===========
REO:
   One- to four-family..................  $     1,300     $       421    $        98    $       194     $       417
   Commercial real estate...............           --              --            206            665             529
   Land.................................           --             582            581            582             582
                                          -----------     -----------    -----------    -----------     -----------
                                                1,300           1,003            885          1,441           1,528
   Loss allowance for REO...............          (65)           (213)           (92)          (221)           (162)
                                          ------------    ------------   -----------    -----------     -----------
     Total REO, net.....................        1,235             790            793          1,220           1,366
                                          -----------     -----------    -----------    -----------     -----------
Total non-performing assets, net........  $    11,485     $     5,943    $     2,859          3,774     $     5,426
                                          ===========     ===========    ===========    ===========     ===========
Total non-performing assets, net,
   as a percentage of total assets......         1.83%           1.07%           0.7%           1.7%            2.4%
                                          ============    ===========    ============   ===========     ===========
Total loss allowance as a percentage
   of total non-performing assets,
   gross................................         26.3%          39.53%         34.45%         26.43%          14.69%
                                          ============    ===========    ===========    ===========     ===========
TDRs ..................................   $       435     $       365    $       688    $       413     $       454
                                          ============    ===========    ===========    ===========     ===========


         During 1996, non-performing assets increased by $5.5 million or 93.3%. This increase is attributed to the acquisition of $8.2 million of one-to-four family mortgage loans that were either non-performing or in bankruptcy at the time of purchase. The Company acquired these loans at a discount of $1.53 million or 18.6% in order to offset the potential risk. As of December 31, 1996, assets that were either non-performing or in bankruptcy at the time of purchase accounted for $2.8 million or 24.7% of total non-performing loans. The remainder of the growth in non-performing assets is attributed to the overall growth in the Company's loan portfolio during the year. The Company also uses a stringent policy for non-accrual loans whereby these loans remain in non-accrual status until all arrears have been paid and the borrower has demonstrated the ability to make timely payments. In addition, non-performing loans that were originated prior to the Bank's acquisition by MET Holdings totaled $1.5 million or 12.9% of total non-performing assets as of December 31, 1996.


         During  the years  ended  December  31,  1996,  1995,  1994,  and 1993, interest income of  approximately  $789,000,  $365,000,  $113,000,  and $46,000, respectively, would have been recorded on non-accruing loans had they been performing in accordance with their terms. No interest on non-accruing loans was included in income during the years ended December 31, 1996, 1995, 1994, and 1993. TDRs are loans to which the Company has granted certain concessions in light of the borrower's financial difficulty. The objective of the Company in granting these concessions, through a modification of terms, is to maximize the recovery of its investment. This modification of terms may include reduction in stated rate, extension of maturity at a more favorable rate, and/or reduction of accrued interest. TDRs with concessions totaled approximately $ 435,000, $365,000, $688,000 and $413,000 at December 31, 1996, 1995, 1994 and 1993,
respectively. TDRs continue to be closely monitored by the Company due to their inherent risk characteristics. Interest income recorded on TDRs in 1996, 1995, 1994 and 1993 was approximately $28,000, $45,000, $9,000 and $50,000, respectively.


         Loans which are not classified as non-accrual, past due 90 days or more or TDRs, but where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of the borrowers to comply with present loan repayment terms and may result in disclosure as non-accrual, past due 90 days or more or TDRs are considered potential problem loans. At December 31, 1996, loans still accruing interest, but identified by management as potential problem loans aggregated $2.4 million. The majority of these loans, identified as "special mention" loans, includes a $2.1 million pool of single family, non-performing, performing in accordance with a bankruptcy plan.


         ALLOWANCE FOR LOAN LOSSES. In originating and purchasing loans, the Company recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan, the creditworthiness of the borrower over the term of the loan, general economic conditions, and in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, the Company's and the industry's historical loan loss experience, evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. The Company increases its allowance for loan losses by charging provisions for possible loan losses against the Company's income.


         The Company's methodology for establishing the allowance for loan losses takes into consideration probable losses that have been identified in connection with specific loans as well as losses in the loan portfolio that have not been identified but can be expected to occur. General allowances are established by management and approved by the Board of Directors. These allowances are reviewed monthly based on an assessment of risk in the Company's loan portfolio as a whole taking into consideration the composition and quality of the portfolio, delinquency trends, current charge-off and loss experience, the state of the real estate market and general economic conditions. Additional provisions for losses on loans may be made in order to bring the allowance to a level deemed adequate. Additionally, the Company's internal audit consultants have established an independent internal loan review program which is followed by bank personnel.


         In general, the Company adds provisions to its allowance for loan losses in amounts equal to 0.20% of on-to-four family mortgages, 0.50% for home equity lines of credit and second trusts, 1.0% of multifamily and mixed use real estate loans and 2.0% of commercial and land loans. During 1996, the Company recorded a $624,000 net increase in the allowance for loan losses in relation to the $103.4 million increase in the loan portfolio. Of this increase in the allowance for loan losses, 84.4% of the amount related to the general valuation allowance ("GVA").


         During 1996, the Company purchased $53.2 million of one-to-four family mortgage loans which had additional credit enhancement available to offset any potential losses. Two pools of loans totaling $33.5 million had a credit reserve equal to 2.3% of the unpaid principal balance at the time of purchase available to offset any losses. One pool totaling $11.7 million has an indemnification whereby the seller must repurchase any loan that becomes more than four payments past due at any time during the life of the loan. The final pool of loans totaling $8.0 million had a credit reserve equal to approximately 10% of the unpaid principal balance at the time of acquisition. Since the available credit enhancement associated with these loans exceeds the expected potential losses, no additional reserves were recorded for them during the year.

         Information regarding movements in the provision for loan losses during the five year period ending December 31, 1996 is incorporated herein by reference to the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Earnings Performance -- Provision for Loan and Security Losses" included in this Form 10-K.


        The following table sets forth at December 31, 1996 the aggregate carrying value of the Company's assets classified as substandard, doubtful, loss, and special mention according to type.


                                                                                            TOTAL         SPECIAL
                                           SUBSTANDARD     DOUBTFUL         LOSS         CLASSIFIED       MENTION
                                                                       (IN THOUSANDS)
Loans:
   One- to four-family..................  $     8,979      $    --        $      439    $     9,418      $    2,138
   Commercial real estate...............        1,217           --               135          1,352             251
   Land.................................          --            --               --             --             --
   Home equity lines of credit and
     second mortgage....................           54           --                 5             59             --
                                          -----------      --------       ----------    -----------      ---------

Total loans.............................  $    10,250      $    --        $      579    $    10,829      $    2,389
                                          ===========      ========       ==========    ===========      ==========
REO:
   One- to four-family..................  $     1,235      $    --        $       65    $     1,300      $      --
                                          -----------      --------       ----------    -----------      ---------

Total REO...............................        1,235           --                65          1,300             --
                                          -----------      --------       ----------    -----------      ---------
Total...................................  $    11,485      $    --        $      644    $    12,129      $    2,389
                                          ===========      ========       ==========    ===========      ==========



         As a result of the declines in regional real estate market values and the significant losses experienced by many financial institutions, there has been a greater level of scrutiny by regulatory authorities of the loan portfolios of financial institutions undertaken as part of the examination of the institution by the FDIC, OTS, and other state and federal regulators. Although the Company believes it has established its existing allowances for losses in accordance with generally accepted accounting principles, there can be no assurance that regulators, in reviewing the Company's loan portfolio, will not request the Company to increase its allowance for losses, thereby negatively affecting the Company's financial condition and earnings.

         The following table allocates the allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.


                                                                                   AT DECEMBER 31,
                           ---------------------------------------------------------------------------------------------------------
                                    1996                      1995                      1994                       1993
                           ------------------------  ------------------------- -------------------------- -------------------------
                                       PERCENT OF                 PERCENT OF                PERCENT OF                PERCENT OF
                                      LOANS IN EACH              LOANS IN EACH             LOANS IN EACH             LOANS IN EACH
                                       CATEGORY TO                CATEGORY TO               CATEGORY TO               CATEGORY TO
                            AMOUNT     TOTAL LOANS     AMOUNT     TOTAL LOANS    AMOUNT     TOTAL LOANS    AMOUNT     TOTAL LOANS
                           ---------  -------------  ---------  -------------- ---------   -------------  ---------- --------------
                                                                               (DOLLARS IN THOUSANDS)
Real estate loans:
  One- to four-family..... $   2,529       97.55%    $   1,939       96.11%     $    603       92.81%     $     468      92.20%
  Multifamily.............        15        0.41            13        0.49            11        0.70              9       0.90
  Commercial real estate..       373        1.09           281        1.72           273        2.77            329       5.73
  Mixed use...............        12        0.32            18        0.68            --        1.23             --         --
  Land....................         8        0.21             8        0.14             8        0.24              1       0.02
  Construction............        --          --            --          --            --          --             --         --
Lease financing...........        --          --            --          --            --          --              3       0.02
Home equity lines of
  credit and second
  mortgage loans..........        20        0.42            28        0.83            16        2.14              5       0.98
Other consumer............        --          --            24        0.03            14        0.11             20       0.15
                           ---------     -------     ---------    --------      --------     -------      ---------    -------
Total allowance for
  loan losses............. $   2,957      100.00%    $   2,311      100.00%     $    925      100.00%     $     835     100.00%
                           =========     ========    =========    ========      ========     =======      =========    =======

                                  AT DECEMBER 31,
                           -----------------------------
                                      1992
                           ----------------------------
                                          PERCENT OF
                                         LOANS IN EACH
                                          CATEGORY TO
                               AMOUNT     TOTAL LOANS
                            ---------  ----------------

Real estate loans:
  One- to four-family.....   $     404       90.85%
  Multifamily.............           8        0.97
  Commercial real estate..         214        6.12
  Mixed use...............          --          --
  Land....................           2        0.05
  Construction............          --        0.20
Lease financing...........          18        0.12
Home equity lines of
  credit and second
  mortgage loans..........          12        1.44
Other consumer............           1        0.25
                             ---------    --------
Total allowance for
  loan losses.............   $     659      100.00%
                             =========    ========

        Included in the above amounts are specific reserves totaling $579,000, $392,000, $201,000, $240,000, and $260,000, at December 31, 1996, 1995, 1994,
1993, and 1992, respectively, related to loans classified as loss.


         REO. REO is initially recorded at estimated fair value less selling costs. Fair value is defined as the estimated amount in cash or cash-equivalent value of other consideration that a real estate parcel would yield in a current sale between a willing buyer and a willing seller. Subsequent to foreclosure, REO is periodically evaluated by management and an allowance for loss is established if the estimated fair value of the property, less estimated costs to sell, declines.


         As of December 31, 1996, all of the Company's REO consisted of one-to-four family real estate.


INVESTMENT SECURITIES





         The following table sets forth the cost basis and fair value of the Company's investment portfolio at the dates indicated.



                                                                      AT DECEMBER 31,
                                                 1996                     1995                        1994
                                       -------------------------  -----------------------  -------------------------
                                          COST           FAIR        COST         FAIR         COST         FAIR
                                          BASIS          VALUE       BASIS        VALUE        BASIS        VALUE
                                          -------      -------      -------      -------      -------     ---------
                                                                    (DOLLARS IN THOUSANDS)
Investment Securities:
   Held to maturity:
     Corporate debt.................    $      --    $      --    $      --     $     --     $  1,896     $   1,901
     Margin Account .................          18           18           --           --           --            --
     Other investments..............            1            1           --           --           --            --
   Available for sale:
     Municipal bonds................        7,325        7,507       12,360       12,712       10,460         9,722
     Corporate debt.................       22,525       23,569       22,850       23,987          823           826
     Obligations of U.S.
       government agencies..........       31,139       31,272        3,359        3,359           --            --
     Certificate of Deposits .......          499          499           --           --           --            --
                                          -------      -------      -------      -------      -------     ---------
Subtotal............................       61,505       62,866       38,569       40,058       13,179        12,449
   Securities purchased under
     agreements to resell...........        1,730        1,730           --           --        1,181         1,181
   Equity securities:
     Stock in FHLB Atlanta..........        7,300        7,300        5,275        5,275        4,900         4,900
     Stock in FHLMC ................        5,000        4,988           --           --           --            --
     Stock in FNMA .................        8,000        8,232           --           --           --            --
     Other Corporate Stock .........        1,011        1,011           --           --           --            --
                                        ---------    ---------    ---------     --------     --------     ---------
     Total..........................    $  84,546    $  86,127    $  43,844     $ 45,333     $ 19,260     $  18,530
                                        =========    =========    =========     ========     ========     =========

         The following table sets forth the scheduled maturities, carrying values, and current yields for the Company's investment portfolio of debt securities at December 31, 1995 (dollars in thousands):

                                                                        AFTER ONE BUT        AFTER FIVE BUT
                                                    WITHIN ONE YEAR   WITHIN FIVE YEARS     WITHIN TEN YEARS     AFTER TEN YEARS
                                                 ------------------- -------------------  --------------------- -----------------
                                                  BALANCE WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED    BALANCE   WEIGHTED
                                                    DUE     YIELD       DUE       YIELD       DUE       YIELD       DUE       YIELD
                                                 ------------------   -------- ---------   ---------  -------    --------  --------
                                                                                          (DOLLARS IN THOUSANDS)
Municipal bonds (a)                              $      --       --    $   568     7.42%   $  3,587      7.60%    $ 3,351     11.30%
Corporate debt                                          --       --      1,990     7.17       7,497      6.95      14,083      7.34
Certificates of Deposit                                 --       --        499     6.92          --        --          --        --
Obligations of U.S. Government Agencies                 --       --        989     7.17          --        --      30,283      6.09
Securities purchased under agreements to resell      1,748     6.19         --       --          --        --          --        --
Equities                                                --       --         --       --          --        --      14,231      7.31
                                                 ---------  ---------   ------ ---------   ---------  -------    --------  --------
                                                 $   1,748      6.19%  $ 4,046     7.17%   $ 11,084      7.16%    $61,948      6.94%
                                                 =========  ========   ======= =========   =========  =======     =======  ========

                                                        TOTALS
                                                ----------------------
                                                  BALANCE   WEIGHTED
                                                    DUE       YIELD
                                                 --------  --------
                                                (DOLLARS IN THOUSANDS)
Municipal bonds (a)                              $  7,506      6.01%
Corporate debt                                     23,570      7.20
Certificates of Deposit                               499      6.92
Obligations of U.S. Government Agencies            31,272      6.12
Securities purchased under agreements to resell     1,748      6.25
Equities                                           14,231      7.55
                                                 --------  --------
                                                 $ 78,826      6.70%
                                                 ========  ========


(a)  Yields on tax exempt obligations are computed on a tax equivalent basis.

Deposits and Other Sources of Funds


In 1996, the Bank introduced an Automatic Teller Machine Card ("ATM") associated with its money market accounts.


         Deposits in the Bank as of December 31, 1996 were represented by the various programs described below:


                                                                                                PERCENT
                                                                                               OF TOTAL
             TERM                       CATEGORY                          BALANCE              DEPOSITS
             ----                       --------                          -------              --------
                                                                      (In thousands)
         None                  Checking Accounts                        $       309              0.08%
         None                  Money Market Accounts                        109,835             28.13%
         None                  Passbook Accounts                              1,758              0.45%

                               Certificates of Deposit
         3-month               Fixed-Term, Fixed-Rate                         1,210              0.31%
         6-month               Fixed-Term, Fixed-Rate                         6,408              1.64%
         12-month              Fixed-Term, Fixed-Rate                        39,402             10.09%
         18-month              Fixed-Term, Fixed-Rate                         7,181              1.84%
         2-year                Fixed-Term, Fixed-Rate                        41,443             10.61%
         30-month              Fixed-Term, Fixed-Rate                        46,294             11.86%
         3-year                Fixed-Term, Fixed-Rate                        20,985              5.37%
         4-year                Fixed-Term, Fixed-Rate                           717              0.18%
         5-year                Fixed-Term, Fixed-Rate                       107,289             27.48%
         7-year                Fixed-Term, Fixed-Rate                         4,658              1.19%
         10-year               Fixed-Term, Fixed-Rate                         2,997              0.77%
                                                                        -----------              -----
         Total                                                          $   390,486            100.00%
                                                                        ===========            =======

         The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Company between the dates indicated:


                                        BALANCE                                       BALANCE
                                           AT          PERCENTAGE                        AT          PERCENTAGE
                                       DECEMBER 31,        OF          INCREASE     DECEMBER 31,         OF          INCREASE
              ACCOUNTS                     1996         DEPOSIT       (DECREASE)       1995           DEPOSITS      (DECREASE)
              --------                     ----         -------       ----------       ----           --------      ----------
                                                                                       (Dollars in thousands)
Passbook.............................. $    1,758           .45%       $    (262)     $   2,020          0.66%       $    (680)
Money market..........................    109,835         28.13           34,103         75,732         24.71           65,342
Checking..............................        309           .08           (1,439)         1,748          0.57            1,449
Certificates of deposit...............    278,584         71.34           51,584        227,000         74.06           27,978
                                          -------         -----           ------      ---------      --------        ---------
     Total............................ $  390,486        100.00%       $  83,986      $306,500         100.00%       $  94,089
                                          =======        ======           ======      ========         ======        =========



                                           BALANCE
                                              AT         PERCENTAGE
                                         DECEMBER 31,        OF
              ACCOUNTS                       1994         DEPOSITS
              --------                       ----         --------
                                            (Dollars in thousands)
Passbook..............................    $   2,700          1.27%
Money market..........................       10,390          4.89
Checking..............................          299          0.14
Certificates of deposit...............      199,022         93.70
                                          ---------       -------
     Total............................    $ 212,411        100.00%
                                          =========        ======

         The following table sets forth certificates of deposit and money market accounts in the Company classified by rates at the dates indicated.



                                               AT DECEMBER 31,
                                   1996             1995              1994
                               -----------       -----------      -----------
                                               (IN THOUSANDS)
0 - 1.99%..................... $     5,235       $      --        $        --
2 - 3.99%.....................         148              --              1,844
4 - 5.99%.....................     210,481           141,750           65,533
6 - 7.99%.....................     170,056           158,375          106,915
8 - 9.99%.....................       1,709             1,817           22,549
10 - 11.99%...................         790               790            2,181
                               -----------       -----------      -----------
                                   388,419       $   302,732      $   199,022
                               ===========       ===========      ===========



        The following table indicates the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1996.


                                                              CERTIFICATES
                                                               OF DEPOSIT
                                                             (IN THOUSANDS)
 Three months or less........................................   $    2,144
 Three through six months....................................        6,901
 Six through twelve months...................................        4,791
 Over twelve months..........................................       12,366
                                                                ----------
 Total.......................................................   $   26,202
                                                                ==========



BORROWINGS


        Although deposits are the Company's primary source of funds, the Company also utilizes borrowings from the FHLB of Atlanta and securities sold under agreements to repurchase as alternative funding sources As a member of the FHLB System, which, among other things, functions in a reserve credit capacity for savings institutions, the Company is required to own capital stock in the FHLB of Atlanta and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally securities which are obligations of, or guaranteed by, the United States of America) provided certain creditworthiness standards have been met. See "Regulation."


        As of December 31, 1996 the Company had outstanding advances of $144.8 million from the FHLB of Atlanta at interest rates ranging from 5.33% to 6.95% and at a weighted average rate of 5.94%.

         The Company also borrows funds by entering into sales of securities under agreements to repurchase the same securities with nationally recognized investment banking firms. The securities are held in custody by the investment banking firms with which the Company enters into the repurchase agreement. Reverse repurchase agreements are treated as borrowings by the Company and are secured by designated fixed and variable rate securities. The proceeds of these transactions are used to meet cash flow or asset/liability matching needs of the Company. The following table sets forth certain information regarding reverse repurchase agreements for the dates indicated:


                                                                     1996             1995              1994
                                                                     ----             ----              ----
                                                                             (DOLLARS IN THOUSANDS)
Weighted average balance during the year......................  $    68,920       $    97,692      $    45,759
Weighted average interest rate during the year................        5.77%             6.29%             4.92%
Maximum month-end balance during the year.....................  $    97,416       $   119,507      $    79,613
Mortgage-backed securities underlying
   the agreements as of the end of the year:
   Carrying value, including accrued interest.................       22,856           103,590           93,608
Estimated market value........................................       22,804           103,891           89,224

Agencies
   Carrying value, including accrued interest.................       38,562            10,499           30,794
   Estimated market value.....................................       38,621            10,594           29,441

         The following table sets forth information regarding the weighted average interest rates and the highest and average month end balances of the Company's borrowings.



                                          AT OR                                                       AT OR
                                   FOR THE YEAR ENDED                                           FOR THE YEAR ENDED
                                    DECEMBER 31, 1996                                            DECEMBER 31, 1995
                       ----------------------------------------------------- -------------------------------------------------------
                                WEIGHTED   MAXIMUM    WEIGHTED    AVERAGE               WEIGHTED   MAXIMUM    WEIGHTED    AVERAGE
                        ENDING  AVERAGE   AMOUNT AT   AVERAGE     WEIGHTED     ENDING   AVERAGE   AMOUNT AT   AVERAGE     WEIGHTED
CATEGORY               BALANCE    RATE    MONTH-END   BALANCE   AVERAGE RATE   BALANCE   RATE     MONTH-END   BALANCE  AVERAGE RATE
--------              --------  --------  ---------  ---------  ------------  --------  --------  ---------   -------  ------------
                                                                              (Dollars in thousands)
Advances from the FHLB
 of Atlanta...........$144,800    5.94%   $154,500    $120,633     5.91%     $ 105,500    5.87%   $ 106,800   $104,110     6.06%
Securities sold under
 agreement to
repurchase            $ 57,581    5.69%   $ 97,416      68,920     5.77%     $  93,905    6.06%   $ 119,507   $ 97,692     6.29%


                                                        AT OR
                                                 FOR THE YEAR ENDED
                                                  DECEMBER 31, 1994
                        -------------------------------------------------------
                                  WEIGHTED     MAXIMUM     WEIGHTED   AVERAGE
                         ENDING   AVERAGE     AMOUNT AT    AVERAGE    WEIGHTED
CATEGORY                 BALANCE   RATE       MONTH-END    BALANCE  AVERAGE RATE
--------                 -------  --------   ----------   --------- ------------

Advances from the FHLB
 of Atlanta...........  $96,000    5.36%     $ 112,000     $82,358      4.64%
Securities sold under
 agreement to
repurchase              $79,613    5.81%     $  79,613     $45,759      4.92%

PROPERTIES



         During 1996, the Bank operated from the Company's headquarters located at 1111 North Highland Street, Arlington, Virginia 22201 and from an office that it subleases from Arbor Capital Partners, Inc., a subsidiary of MET Holdings ("Arbor Capital"), in New York for approximately $58,000 per year.





SUBSIDIARIES


         During the second quarter of 1996, the Bank through its wholly owned subsidiary TeleBanc Servicing Corporation ("TSC") funded 50% of the capital commitment for a new entity, AGT Mortgage Services, LLC ("AGT"). AGT services performing loans and workouts for troubled or defaulted loans for a fee. The Bank also provided in the second quarter of 1996, 50% of the capital commitment for an additional new entity, AGT PRA, LLC ("AGT PRA"). The primary business of AGT PRA is its investment in Portfolio Recovery Associates, LLC ("PRA"). PRA acquires and collects delinquent consumer debt obligations for its own portfolio.


EMPLOYEES


         At  December  31,  1996,  the Company had  approximately  40  full-time employees. Management considers its relations with its employees to be excellent. The Bank's employees are not represented by any collective bargaining group.




                                   REGULATION


GENERAL


         The Company, as a savings and loan holding company, and the Bank, as a federally chartered savings bank, are subject to extensive regulation, supervision and examination by the OTS as their primary federal regulator. The Bank also is subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation (the "FDIC") and as to certain matters by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). See "Management's Discussion and Analysis" and "Notes to Consolidated Financial Statements" as to the impact of certain laws, rules and regulations on the operations of the Company and the Bank. Set forth below is a description of certain recent regulatory developments.


         In September 1996, legislation (the "1996 legislation") was enacted to address the undercapitalization of the SAIF, of which the Bank is a member. As a result of the 1996 legislation, the FDIC imposed a one-time special assessment of 0.657% on deposits insured by the SAIF as of March 31, 1995. The Bank incurred a one-time charge of $1.7 million (before taxes) to pay for the special assessment based upon its level of SAIF deposits as of March 31, 1995. After the SAIF was deemed to be recapitalized, the Bank's deposit insurance premiums to the SAIF were reduced as of September 30, 1996. The Bank expects that its future deposit insurance premiums will continue to be lower than the premiums it paid prior to the recapitalization.


         The 1996 legislation also contemplates the merger of the SAIF with the Bank Insurance Fund (the "BIF"), which generally insures deposits in national and state-chartered banks. The combined deposit insurance fund, which will be formed no earlier than January 1, 1999, will insure deposits at all FDIC insured depository institutions. As a condition to the combined insurance fund, however, no insured depository institution can be chartered as a savings association. The Secretary of the Treasury is required to report to the Congress no later than March 31, 1997 with respect to the development of a common charter for all insured depository institutions. If legislation with respect to the development of a common charter is enacted, the Bank may be required to convert its federal charter to either a new federal type of bank charter or state depository institution charter. Future legislation also may result in the Company becoming g regulated as a bank holding company by the Federal Reserve Board rather than a savings and loan holding company regulated by the OTS. Regulation by the Federal Reserve Board could subject the Company to capital requirements that are not currently applicable to the Company as a holding company under OTS regulation and may result in statutory limitations on the type of business activities in which the Company may engage at the holding company level, which business activities currently are not restricted. The Company and the Bank are unable to predict whether such legislation will be enacted.


         The 1996 legislation also contained several provision that could impact operations of the Bank, including augmenting the Bank's commercial lending authority by 10% of assets, provided that any loans in excess of 10% are used for small business loans. Furthermore, the qualified thrift lender test that the Bank must comply with was liberalized to provide that small business, credit card and student loans can be included without any limit, and that the Bank can qualify as a qualified thrift lender by meeting either the test set forth in the Home Owners' Loan Act or under the definition of a domestic building and loan association as defined under the Internal Revenue Code of 1086, as amended (the "IRC").


         Separate legislation was enacted in 1996, and is effective for tax years beginning after December 31, 1995, repealing the thrift bad debt provisions of Section 593 of the IRC under which qualified savings institutions calculated their bad debt deduction for federal income tax purposes. As a result, the Bank will no longer be able to use the "reserve method" for computing its bad debt deduction and will be allowed to deduct only those bad debts actually incurred during the taxable year. The bad debt provisions of this legislation also require thrifts to recapture and pay tax on bad debt reserves accumulated since 1987 over a six year period, beginning with a thrift's first taxable year beginning after December 31, 1995. This recapture is suspended for up to two years, however, if the thrift meets a residential loan origination test. The legislation exempted from recapture $(264,000) in pre-1988 bad debt deductions taken by the Bank and will defer up to two years the recapture of an additional $549,000, subject to the Bank's compliance with the new home mortgage residential loan origination test.


         During  1996,  the  OTS  continued  its  comprehensive  review  of  its regulations to eliminate duplicative, unduly burdensome and unnecessary regulations concerning lending and investments, corporate governance, subsidiaries and equity investments, conflicts of interest and usurpation of corporate opportunity. The OTS's revised lending and investments regulation generally imposes general safety and soundness standards, and also provides that commercial loans made by a service corporation of a savings association will be exempted from an institution's overall 10% limit on commercial loans. Such regulations now allow an institution to use its own cost-of-funds index in structuring adjustable rate mortgages, and eliminate percentage of assets limitations on credit card lending.


         The OTS's revised subsidiaries and equity investment regulation consolidated all OTS regulations that apply to various types of subsidiaries of federal associations and updates the list of pre-approved service corporation activities with additional activities that the OTS has deemed to be reasonable related to the activities of federal savings institutions. The revised corporate governance regulation is intended to prove greater flexibility with respect to corporate governance of federal savings institutions, such as the Bank.


         The OTS also converted its policy statement on conflicts of interest to a regulation that is intended to be based upon common law principles of "duty of loyalty" and "duty of care." The new conflicts regulation provides that directors, officers, employees, person having the power to control the management or policies of savings associations, and other persons who owe fiduciary duties to savings associations, and other persons who owe fiduciary duties to savings institutions will be prohibited from advance their own personal or business interests, or those of others, at the expense of the institutions they serve, The "appearance of a conflict of interest" standard was removed from the scope of the revised rule. The OTS also clarified that "persons having the power to control management or policies of savings associations" includes holding companies such as the Company. The OTS corporate opportunity regulations and policy statements also were eliminated and replaced with a standard similar to common law standards governing usurpation of corporate opportunity. Significantly under the revised regulation, transfers of a line of business within a holding company structure will not be deemed to be a usurpation of corporate opportunity if an institution receives fair market consideration for a line of business transferred to its holding company or its affiliates. In such transactions, the OTS will generally defer to decisions made by a holding company, subject to compliance with Sections 23A or 23B of the Federal Reserve Act and general safety and soundness principles.


ITEM 2.       PROPERTIES


         Reference is made to the information set forth under the caption "Properties" under Item 1. Business of this Annual Report on Form 10-K.


ITEM 3.     LEGAL PROCEEDINGS


         There are no material pending legal proceedings, other than ordinary routine litigation incidental to its business, to which the Company or any of its subsidiaries is a party or of which any of their property is the subject.


ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS


         No matters were submitted to a vote of TeleBanc stockholders during the fourth quarter of the fiscal year ended December 31, 1996.




                                     PART II


ITEM 5.     MARKET FOR REGISTRANT'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS


         Information as to the principal market on which the Company's common stock is traded, the Company's dividend policy and the high and low bid quotations or sales prices, as applicable, for each calendar quarter since the Company's initial public offering is incorporated herein by reference to the section titled "Company Information" in the 1996 Annual Report to Stockholders. The approximate number of holders of record of the Company's common stock at December 31, 1996 was less than 200.


ITEM 6.     SELECTED FINANCIAL DATA


         Selected consolidated financial data for the five years ended December 31, 1996 included in the section titled "Selected Financial Data" in the 1996 Annual Report to Stockholders is incorporated herein by reference.


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


        Management's Discussion and Analysis of Financial Condition and Results of Operations included in the section so titled in the 1996 Annual Report to Stockholders is incorporated herein by reference.


ITEM 8.     FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


         Certain of the information required by this Item is incorporated by reference to the sections titled "Consolidated Statements of Financial Condition," "Consolidated Statements of Operations," "Consolidated Statements of Stockholders' Equity," "Consolidated Statements of Cash Flows" and

"Notes to Consolidated Financial Statements" in the 1996 Annual Report to Stockholders. The independent auditors' report of Arthur Andersen LLP with respect to the Company's consolidated statements of financial condition at December 31, 1996 and 1995 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1995 is filed as Exhibit 99 and is incorporated herein by reference. The independent auditors' report of KPMG Peat Marwick LLP with respect to the Company's consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1994 is filed as Exhibit 99 and is incorporated herein by reference.


ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE


         Item 9 is not applicable.




                                    PART III


ITEM 10.      DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT


         Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 11.      EXECUTIVE COMPENSATION


                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.


ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  Pursuant to General Instruction G of the Form 10-K, such information shall be filed as an amendment no later than 120 days from December 31, 1996.



                                     PART IV

ITEM 14.      EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

         (a)(1) The following consolidated financial statements of registrant and its subsidiary and report of independent auditors are included in Item 8 hereof.

         Report of Independent Auditors.

         Consolidated Statements of Financial Condition - December 31, 1996 and 1995.

         Consolidated Statements of Operations - Years Ended December 31, 1996, 1995 and 1994.

         Consolidated Statements of Changes in Stockholders' Equity - Years Ended December 31, 1996, 1995 and 1994.

         Consolidated Statements of Cash Flows - Years Ended December 31, 1996, 1995 and 1994.

         Notes to Consolidated Financial Statements.

         (a)(2) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

         (a)(3) The following exhibits are either filed with this Report or are incorporated herein by reference:

         3.1(a)   Amended  and  Restated  Certificate  of  Incorporation  of the
                  Company.*

         3.1(b)   Certificate of Designation.***

         3.2      Bylaws of the Company.****

         4.1      Specimen certificate of shares of Common Stock.**

         10.1     1994 Stock Option Plan.**

         10.2 Tax Allocation Agreement, dated April 7, 1994, between the Bank and the Company.*

         10.3 Unit Purchase Agreement, dated as of February 19, 1997, among the Company and the Purchasers identified therein. ***

         10.4 Amended and Restated Acquisition Agreement, dated as of February 19, 1997, among the Company, Arbor Capital Partners, Inc., MET Holdings Corporation, and William M. Daugherty. ***

         11       Statement regarding computation of per share earnings.****

         13       1996 Annual Report to Stockholders.****

         21       Subsidiaries of the Registrant.****

         23.1     Consent of Arthur Andersen LLP and KPMG Peat Marwick LLP.****

         27       Financial Data Schedule.

         99.1     Independent auditor's report of Arthur Andersen LLP.****

         99.2     Independent auditor's report of KPMG Peat Marwick.****

         99.3 Definitive proxy statement for the 1997 Annual Meeting of Stockholders.*****

         (b) The Registrant did not file any Current Reports on Form 8-K during the fourth quarter of its fiscal year ended December 31, 1996.

         (c)      Exhibits to this Form 10-K/A are attached.

         (d)      Not applicable.

------------------

* Incorporated by reference to pre-effective Amendment No. 1 to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on May 3, 1994.

** Incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on March 25, 1994.

*** Incorporated by reference from the Company's Current Report on Form 8-K, as filed with the SEC on March 17, 1997.

**** Exhibit was filed as part of the Company's Report on Form 10-K, as filed with the SEC on March 31, 1997.

***** Exhibit was filed as part of the Company's Report on Form 10-K/A, as filed with the SEC on April 24, 1997.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized as of the 30th day of March, 1996.


                                               TELEBANC FINANCIAL CORPORATION
                                                         Registrant


                                               By:    /s/ Mitchell H. Caplan
                                                   --------------------------
                                                          Mitchell H. Caplan
                                                              President


         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated as of March 30, 1996.


         Signature                                                                    Title


/s/ David A. Smilow                                                       Chairman of the Board & CEO
-----------------------------                                            (principal executive officer)
David A. Smilow

/s/ Mitchell H. Caplan                                                     President, Vice Chairman
-----------------------------                                                     and Director
Mitchell H. Caplan

/s/ Aileen Lopez Pugh                                                     Executive Vice President and
-----------------------------                                           Chief Financial Officer/Treasurer
Aileen Lopez Pugh                                                 (principal financial and accounting officer)

/s/ David DeCamp                                                                    Director
-----------------------------
David DeCamp

/s/ Arlen W. Gelbard                                                                Director
-----------------------------
Arlen W. Gelbard


/s/ Dean C. Kehler                                                                  Director
-----------------------------
Dean C. Kehler


/s/ Steven F. Piaker                                                                Director
-----------------------------
Steven F. Piaker


/s/ Mark Rollinson                                                                  Director
-----------------------------
Mark Rollinson

                               INDEX TO FINANCIALS


         Report of Independent Auditors.


         Consolidated Statements of Financial Condition - December 31, 1996 and 1995.


         Consolidated Statements of Operations - Years Ended December 31, 1996, 1995 and 1994.


         Consolidated Statements of Changes in Stockholders' Equity - Years Ended December 31, 1996, 1995 and 1994.


         Consolidated Statements of Cash Flows - Years Ended December 31, 1996, 1995 and 1994.


         Notes to Consolidated Financial Statements.

                                  EXHIBIT INDEX

                                                                                                   SEQUENTIALLY
                                                                                                     NUMBERED
  EXHIBIT NO.                                       EXHIBIT                                            PAGE
  -----------                                       -------                                        -------------
     3.1(a) Amended and Restated Certificate of Incorporation of the Company.*

     3.1(b) Certificate of Designation***

     3.2  Bylaws of the Company.

     4.1  Specimen certificate of shares of Common Stock.**

     10.1 1994 Stock Option Plan.**

     10.2 Tax Allocation Agreement, dated April 7, 1994, between the Bank and the Company.*

     10.3 Unit  Purchase  Agreement,  dated as of February 19,  1997,  among the
          Company and the Purchasers identified therein. ***

     10.4 Amended and Restated Acquisition  Agreement,  dated as of February 19,
          1997, among the Company,  Arbor Capital Partners,  Inc., MET Holdings,
          Inc., and William M. Daugherty. ***

     11   Statement regarding computation of per share earnings.

     13 1996 Annual Report to Stockholders, portions of which have been incorporated by reference into this Form 10-K.

     21   Subsidiaries of the Registrant.

     23.1 Consent of Arthur Andersen LLP and KPMG Peat Marwick LLP.


     27   Financial Data Schedule.

     99.1 Independent auditor's report of Arthur Andersen LLP.****

     99.2 Independent auditor's report of KPMG Peat Marwick.****

     99.3 Definitive proxy statement for the 1997 Annual Meeting of Stockholders.*****

         (b) The Registrant did not file any Current Reports on Form 8-K during the fourth quarter of its fiscal year ended December 31, 1996.

         (c)      Exhibits to this Form 10-K/A are attached.

         (d)      Not applicable.

------------------

* Incorporated by reference to pre-effective Amendment No. 1 to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on May 3, 1994.

** Incorporated by reference to the Company's registration statement on Form S-1 (File No. 33-76930) filed with the SEC on March 25, 1994.

***      Incorporated  by reference  from the Company's  Current  Report on Form
         8-K, as filed with the SEC on March 17, 1997.

**** Exhibit was filed as part of the Company's Report on Form 10-K, as filed with the SEC on March 31, 1997.

***** Exhibit was filed as part of the Company's Report on Form 10-K/A, as filed with the SEC on April 24, 1997.

